Exhibit 10.15

441 LOGUE AVENUE LEASE AGREEMENT

by and between

441 LOGUE AVENUE ASSOCIATES, LLC

(“Landlord”)

and

ELANCE, INC.

(“Tenant”)

BASIC LEASE INFORMATION

Lease Date:	March 27, 2007

LANDLORD:	441 LOGUE AVENUE ASSOCIATES, LLC a Delaware limited liability company

Managing Agent:	DOSTART DEVELOPMENT COMPANY, LLC

Landlord’s and Managing Agent’s Address:	c/o DOSTART DEVELOPMENT COMPANY, LLC 777 High Street Palo Alto, CA 94301

TENANT:	ELANCE, INC. a Delaware corporation

Tenant’s Address:	FOR NOTICE	FOR BILLING

	Elance, Inc. 441 Logue Avenue, Suite 150 Mountain View, CA 94043	Elance, Inc. 441 Logue Avenue, Suite 150 Mountain View, CA 94043

Land:	The real property described in Exhibit “A-1”

Building:	The two story building located at 441 Logue Avenue, Mountain View as shown on the site plan attached hereto as Exhibit “A-2”

Suite:	150

Premises:	A portion of the first floor of the Building, as shown on the floor plans attached hereto in Exhibit “A”, including exclusive use of the side lobby.

Rentable Area of the Premises:	14,889 rentable square feet. Square footage measurements were made to the outside face of exterior walls and to the center line of interior walls with no deductions for interior vertical penetrations.

Rentable Area of the Building:	31,864 square feet.

Parking Spaces:	See Paragraph 34 of Lease.

Tenant’s Use of the Premises:	Office, research and development.

Lease Term:	Three (3) years (the “Term”).

Scheduled Commencement Date:	May 1, 2007.

Commencement Date:	See Paragraph 2(a) of Lease.

Expiration Date:	The date which is one day prior to the third anniversary of the Commencement Date.

Rent Commencement Date:	May 1, 2007.

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Tenant Allowance:	N/A.

Base Rent:	Months:	Rental Rate per rentable square foot per month:
	01-12	$2.25
	13-24:	$2.31
	25-36:	$2.39

(All rent periods are calculated beginning from the Rent Commencement Date)

Base Rent Adjustment:	See above

Tenant’s Prorata Share and Tenant’s Share of Expenses and Real Estate Taxes:	46.73%

Security Deposit:	See Paragraph 32

Guarantor of Lease:	N/A

Broker:	Colliers International (Tenant) & CPS/Corfac International (Landlord)

Broker’s Fee or Commission, If Any, Paid By:	Landlord

The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information hereinabove set forth and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

Exhibit “A”	Premises
Exhibit “A-1”	Land
Exhibit “A-2”	Building
Exhibit “A-3”	Project
Exhibit “B”	Work Letter
Exhibit “C”	Rules and Regulations
Exhibit “D”	Commencement Date Memorandum

[SIGNATURES FOLLOW ON NEXT PAGE]

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LANDLORD:

441 LOGUE AVENUE ASSOCIATES, LLC, a Delaware limited liability company

By:	/s/ Steve Dostart
Name:	Steve Dostart
Its:	Manager

TENANT:

ELANCE, INC., a Delaware corporation

By:	/s/ Fabio Rosati
Name:	Fabio Rosati
Its:	President & CEO

By:	/s/ Ved Sinha
Name:	Ved Sinha
Its:	VP, Product

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LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into as of March 27, 2007, by and between 441 LOGUE AVENUE ASSOCIATES, LLC a Delaware limited liability company, (herein called “Landlord”), and ELANCE, INC., a Delaware corporation, (herein called “Tenant”).

Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those premises (the “Premises”) consisting of the portion of the Building as shown on the floor plans attached hereto in EXHIBIT “A”, (hereinafter referred to as the “Building”). The land on which the Building is located is described on attached EXHIBIT “A-1” (the “Land”), and the Building is shown on the site plan attached hereto in EXHIBIT “A-2”. The Land, together with the Building, any and all other improvements is referred to as “Project” comprising the area substantially as cross hatched on the attached EXHIBIT “A-3”. The term “Common Area” shall mean all areas and facilities within the Project that are not designated by Landlord for the exclusive use of Tenant or any other tenant or other occupant of the Project, including but not limited to the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas, common use facilities on the first floor (e.g. building electrical room) and the like. Landlord shall permit Tenant, at no additional cost or expense to Tenant, to use the cubicals and phone system currently located in the Premises, in their current as-is condition, without representation or warranty as their fitness for Tenant’s purposes.

1. OCCUPANCY AND USE. Tenant may use and occupy the Premises for the purpose specified in the Basic Lease Information and for no other use or purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall be entitled to the use on a nonexclusive basis (subject to Paragraph 34) of the Common Area with Landlord and other occupants (if any) of the Project in accordance with the Rules and Regulations established by Landlord from time to time. Tenant shall be deemed to occupy the entire Premises as of the Commencement Date as determined in accordance with the provisions of Paragraph 2(a).

2. TERM AND POSSESSION.

(a) The term of this Lease (the “Term”) shall commence on May 1, 2007 (the “Commencement Date”) and, unless sooner terminated pursuant to the express provisions of this Lease, shall expire on the Expiration Date (as defined below). The “Expiration Date” shall be the day which is one day prior to the third anniversary of the Commencement Date, unless the Lease is sooner terminated pursuant to the express provisions of this Lease. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Scheduled Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. Notwithstanding the foregoing, if Landlord fails to deliver possession of the Premises to Tenant with all of Landlord’s Work (as such term is defined in Section 2(b) below) substantially complete on or before May 1, 2007 (as extended day-for-day for each day of Tenant Delay or Force Majeure Delay), then Tenant shall have the right to terminate this Lease by providing written notice to Landlord at any time within five (5) days after the expiration of such period. Within five (5) business days after the Commencement Date, the parties shall execute a letter confirming the Commencement Date and certifying that Tenant has accepted delivery of the Premises, in the form attached hereto as EXHIBIT “D” (the “Commencement Date Memorandum”). Either party’s failure to request execution of, or to execute, the Commencement Date Memorandum shall not in any way alter the Commencement Date.

(b) Notwithstanding the provisions of Paragraph 2(a), Tenant shall be entitled to early occupancy of the Premises at any time after the full execution of this Lease provided that (i) Tenant covenants and agrees that neither Tenant not Tenant’s employees, guests or invitees will interfere with the performance and completion of the Landlord’s Work, (ii) Landlord shall have no liability to Tenant for delays in completing the Landlord’s Work which result from, are caused by or arise out of the interference by Tenant or Tenant’s employees, guests or invitees in the performance of the Landlord’s Work, (iii) Tenant shall promptly comply with any and all requests made by Landlord or Landlord’s contractor(s) that Tenant remove its property from those areas in or around which Landlord is performing the Landlord Work, and (iv) Landlord shall not be liable for, Tenant hereby waives all claims which Tenant may have against Landlord Parties (as such term is defined in Section 10(a) below), and Tenant agrees to indemnify and hold harmless for any injury or damage to any person or property in or about the Premises resulting from or arising out of or in connection with the performance of Landlord’s Work, including without limitation interruption in the HVAC services provided to the Server room (unless arising from the negligence or willful misconduct of Landlord). Tenant’s early occupancy of the Premises shall be subject to all of the terms and conditions of this Lease, provided that (i) the term shall not begin until the Commencement Date, and (ii) Tenant shall not be obligated to pay monthly base Rent for the period from the delivery of early occupancy of the Premises until the Rent Commencement Date.

(c) Tenant shall accept the Premises in its “as-is” condition, provided, however, that Landlord shall at its sole expense, in a good and workman-like manner, in compliance with applicable Laws and Regulations, and using Building standard materials and finishes, make those improvements to the Premises described in the separate work letter (“Work Letter”) attached hereto as EXHIBIT “B” (collectively, the “Landlord’s Work”):

(d) Landlord reserves from the leasehold estate hereunder (i) all exterior walls and windows bounding the Premises, and all space located within the Premises for vertical penetrations, conduits, electric and all other utilities, air-conditioning, sinks or other Building facilities, the use thereof and access thereto through the Premises for operation, maintenance, repair or replacement thereof, and (ii) the right from time to time, without unreasonable interference with Tenant’s use, to install, remove or relocate any of the foregoing for service to any part of the Building to locations that will not materially interfere with Tenant’s use of the Premises, to have access to and use of areas or facilities located within the Premises and serving or providing services to other parts of the Building (such as, by way of example only, risers, the plenum, the janitorial closet, and the elevator mechanical room located adjacent to the Building elevator), to make alterations or additions to the Building, to alter or relocate any other Common Area facility or any other common facility, and to make changes or alterations therein or enlargements thereof, provided that such changes do not increase Tenant’s obligations under the Lease in any material respect. Landlord shall use commercially reasonable efforts to minimize any material interference with Tenant’s business conducted at the Premises resulting from the performance of Landlord’s obligations under this Paragraph. Subject to the rights of Tenant specified in this Lease, Landlord shall have the sole and exclusive right to possession and control of the Common Areas, all other public areas of the Project and the reserved areas or facilities described above in this Paragraph 2(d) which are located within the Premises.

3.	RENT; RENT ADJUSTMENTS; ADDITIONAL CHARGES FOR EXPENSES AND TAXES.

(a) Monthly Base Rent. Commencing on May 1, 2007 (“Rent Commencement Date”), Tenant shall pay to Landlord throughout the Term the annual rental specified in the Basic Lease Information (“Base Rent”), which sum shall be payable by Tenant in equal monthly installments on, or at Tenant’s election before, the first day of each month, in advance, in lawful money of the United States (without any prior demand therefor and without deduction or offset whatsoever, except as expressly provided for in Paragraphs 12, 20 and 21) to Landlord or its managing agent at the address specified in the Basic Lease Information or to such other firm or to such other place as Landlord or its Managing Agent may from time to time designate in writing. The first month’s rent shall be due upon Tenant’s execution of this Lease. Tenant shall pay to Landlord all charges and other amounts whatsoever as provided in this Lease (“Additional Charges”) at the place where the Rent is payable and Landlord shall have the same remedies for a default in the payment of Additional Charges as for a default in the payment of Rent, subject to the notice and cure rights provided in Paragraph 19(a) of this Lease. If the Rent Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the Rent and Additional Charges for such fractional month shall be prorated on a daily basis.

(b) Adjustments in Base Rent. The monthly Base Rent provided for in Paragraph 3(a) shall be adjusted on each anniversary of the Commencement Date as provided in the Basic Lease Information.

(c) Additional Charges for Expenses and Taxes.

(1) Definitions of Additional Charges: For purposes of this Paragraph 3(c), the following terms shall have the meanings hereinafter set forth:

(A) “Tax Year” shall mean each twelve (12) consecutive month period commencing January 1st of the calendar year during which the Commencement Date of this Lease occurs.

(B) “Tenant’s Share” shall mean the percentage figure so specified in the Basic Lease Information.

(C) “Real Estate Taxes” shall mean all taxes, assessments and charges levied upon or with respect to the Project or any personal property of Landlord which is required for, or which is of a decorative nature which is used in, the operation thereof, or Landlord’s interest in the Project or such personal property. Real Estate Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees or assessments for police, fire or other governmental services (including transit or housing fees imposed subsequent to the Commencement Date) or purported benefits to the Building (provided, however, that any refunds of Real Estate Taxes paid by Tenant (as part of Tenant’s Share of Real Estate Taxes) shall be credited against the next installments of Rent due under this Lease, or, if this Lease has expired, shall be promptly refunded to Tenant), service payments in lieu of taxes, and any tax, fee or excise on the act of entering into this Lease, or any other lease of space in the Building, or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California, or any political subdivision, public corporation, district or any other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Estate Taxes shall also include reasonable legal fees, costs, and disbursements incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes; provided that such fees, costs and disbursements do not exceed the actual savings in Real Estate Taxes obtained by Tenant over the Term of the Lease. Real Estate Taxes shall not include: (i) succession, gift, estate, franchise, transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources; (ii) any impact fees, special assessments or other exactions imposed on Landlord as a condition to the initial development or construction of the Project; or (iii) any late payment charges and penalties imposed because of Landlord’s late payment of Real Estate Taxes unless Tenant is in default with respect to its obligation to pay Rent at the time the installment of Real Estate Taxes for which the late payment charge or penalty is incurred was due. If any assessments are levied on the Project, Tenant shall have no obligation to pay more than Tenant’s Share of the minimum installment of principal and interest that would become due during any Tax Year had Landlord elected to pay the assessment in the maximum number of permissible installment payments, even if Landlord pays the assessment in full, provided, however, that Tenant shall not be responsible for any portion of an assessment levied against the Building as a result of any improvement(s) made by or for another tenant (other than an assignee or sublessee of Tenant) of the Building or as a result of any specific use of the Building by another tenant. Landlord shall deliver copies of all assessment notices promptly after receipt, but in no event later than forty five (45) days prior to the last day to file an appeal (provided that Landlord has received such notice by that date). In the event that Tenant desires to challenge the assessments levied against the Project for Real Estate Taxes, Tenant shall provide written notice to Landlord of such intent. Landlord shall have a period of fifteen (15) days within which to notify Tenant of its election to (i) challenge the assessment or (ii) not challenge the assessment. A lack of response from Landlord shall indicate that Landlord has elected to not challenge the assessment. If Tenant desires to directly challenge the assessment, it shall then notify Landlord of its intent to do so and then Landlord shall cooperate fully with Tenant in its efforts to challenge such reassessment (including executing and filing, in Landlord’s name, any reasonable documentation necessary) so long as Tenant pays all costs of such challenge and posts a bond or pays any other costs necessary to prevent a lien from being placed against the Project while such challenge is pending; provided, however, Landlord shall have the right to approve any such challenge, in advance, during the last two (2) years of the Term, which approval shall not be unreasonably withheld. The benefit of any reduction in taxes during applicable periods shall accrue to Tenant.

(D) “Expenses” shall mean the total costs and reasonable expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Building, including, without limitation (i) the cost of air conditioning, electricity, heating, mechanical, ventilating and all other utilities and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of repairs and general maintenance and cleaning; (iii) the cost of fire, extended coverage, boiler, sprinkler, public liability, property damage, rental loss, earthquake (if available at commercially reasonable rates) and other insurance; (iv) management fees, reasonable legal fees, fees of all independent contractors engaged by Landlord directly related to the operation of the Building or reasonably charged by Landlord if Landlord performs management services in connection with the Building, (though the management fee shall not exceed 3% of Base Rent); and (v) the cost (amortized in accordance with the provisions of the next sentence) of any capital improvements made to the Building after the Commencement Date (a) as a labor saving device or to effect other economies in the operation or maintenance of the Building (from which a reasonable person would anticipate that savings would actually result, but not in excess of the actual savings), (b) to repair or replace capital items which are no longer capable of providing the services required of them, or (c) that are made to the Building (excluding improvements made to the premises of any other tenant) after the date of this Lease and are required under any governmental law or regulation that was not applicable to the Building as of the date the Lease was executed. The cost of the foregoing capital improvements and any other capital improvements the cost of which is the responsibility of Tenant pursuant to this Lease, shall be amortized over the useful life of the capital item in question as determined in accordance with generally accepted accounting principles (“GAAP”), but in no event over a longer period than ten (10) years, together with interest on the unamortized balance at the rate paid by Landlord on funds borrowed for the purpose of constructing such capital improvements; or, if Landlord does not elect to borrow funds, at the “prime rate” of interest announced by the Wall Street Journal over the period the funds are advanced, plus two percent (2%) (“Interest Rate”). Any “deductible” amounts relating to capital improvements required to be paid by Tenant hereunder in connection with any casualty policy carried by Landlord shall be amortized over the useful life of the restoration work in accordance with GAAP; provided, however Tenant shall not be responsible for any deductible amounts in excess of the greater of (i) $10,000 or (ii) ten percent (10%) of the actual loss.

Notwithstanding anything to the contrary herein contained, Expenses shall not include, and in no event shall Tenant have any obligation to pay for pursuant to this Paragraphs 3 or 7(b), (aa) any costs in connection with the initial construction of the Project or acquisition of the Land on which the Building is located; (bb) the cost of providing tenant improvements to Tenant or any other tenant; (cc) debt service (including, but without limitation, finance charges, interest, principal, any impound payments and late fees not reimbursed pursuant to Paragraph 3(d)) required to be made on any mortgage or deed of trust recorded with respect to the Building and/or the real property on which the Building is located other than debt service and financing charges imposed pursuant to clause (v) of Paragraph 3(c)(1)(D); (dd) the cost of special services, goods or materials provided to any tenant; (ee) depreciation; (ff) any management fee, regardless of whether paid to Landlord, its affiliate or any other party, which is in excess of three percent (3%) of Base Rent; (gg) costs occasioned by Landlord’s fraud, gross negligence or willful misconduct under applicable laws; (hh) costs for which Landlord has a right of and has received reimbursement from others (including insurance reimbursements which Landlord would have been received through Landlord’s insurance required to be carried under this Lease had Landlord complied with the provisions of Paragraph 10(f) below); (ii) costs to correct any construction or design defects in the original construction of the Premises, the Building or the Project; (jj) repairs, replacement and upgrades made during the Term to the structural elements of the Building, (including the concrete tilt-up walls), roof structure (including the membrane), foundation, plate glass (which breaks due to construction reasons as opposed to due to vandalism), and concrete slabs; (kk) any costs for which Landlord has indemnified Tenant pursuant to Paragraph 39; (ll) advertising or promotional costs; (mm) leasing commissions; (nn) the cost of any repairs or replacements following a casualty to the extent they are reimbursed via insurance or to the extent any deductible amounts exceed the maximum deductible amounts noted in the preceding paragraph; (oo) any costs of repairs or replacements caused by a condemning authority; (pp) rental payments for any Base Building equipment such as HVAC equipment, elevators and the like included in Landlord’s Work; (qq) legal expenses, accounting expenses or consulting expenses of any kind not directly related to the management of the Building and Property (as opposed to the business of Landlord’s partnership) or not expressly provided elsewhere in this Lease; (rr) any costs paid to affiliates or parties related to Landlord for services or materials to the extent that such costs are in excess of the fair market amount for such services or materials (Landlord’s 3% management fee shall be deemed a market amount for such service); (ss) amounts for which Landlord has indemnified Tenant elsewhere in this Lease and for fines, penalties and fees for late payments unless caused by Tenant’s failure to timely pay Rent and Additional Charges; (tt) repairs or construction necessitated by violations of laws applicable to the Building as of the date the permits for the construction thereof were obtained; (uu) artwork; (vv) costs and expenses incurred by Landlord in connection with upgrading the Building (excluding the Premises) to comply with disability or life insurance requirements, or life safety codes, ordinances, statutes or other laws, including without limitation the Americans with Disabilities Act, in effect at the time building permits were obtain for the construction of the Building; (xx) costs of decorating, redecorating, or special cleaning or other services not provided on a regular basis to tenants of the Building; (yy) wages, salaries, fees, and fringe benefits paid to executive personnel or officers or partners of Landlord; (zz) any charge for Landlord’s income taxes, excess profit taxes, franchise taxes, or similar taxes on Landlord’s business; (aaa) any costs for which Tenant or any other tenant in the building is being charged other than pursuant to the operating expense provisions of such tenant’s lease (including without limitation the provisions of Section 3(c) hereof); (bbb) the cost of any repair made by Landlord because of the total or partial destruction of the building or the condemnation of a portion of the Building to the extent such cost is covered by any policy of insurance which Landlord is required to maintain pursuant to the provisions of this Lease; (ccc) any increase in insurance premiums to the extent that such increase is caused or attributable to the use, occupancy or act of another tenant; (ddd) the cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the Building pursuant to clauses similar to this paragraph; (eee) any operating expense representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship; (fff) the cost of tools and equipment used in the initial construction of the Building; (ggg) the cost of any work or service performed for or facilities furnished to any tenant of the Building to a greater extent or in a manner more favorable to such tenant than that performed for or furnished to Tenant; (hhh) the cost of any work or service performed for or facilities furnished for the account of, separately billed to, and paid by, specific tenants; (iii) the cost of alterations of space in the Building leased to other tenants, (jjj) the cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided for in this Lease to be borne at Landlord’s expense; or (kkk) ground rent or similar payments to a ground Lessor.

All costs and expenses shall be determined in accordance with generally accepted real property management practices consistently applied (with accruals appropriate to Landlord’s business).

(E) “Expense Year” shall mean each twelve (12) consecutive month period commencing January 1, 2007.

(2) Payment of Real Estate Taxes: With reasonable promptness after Landlord has received the tax bills for any Tax Year, Landlord shall furnish Tenant with a statement which shall include a copy of the tax bill (herein called “Landlord’s Tax Statement”) setting forth the amount of Real Estate Taxes for such Tax Year, and Tenant’s Share thereof. Unless otherwise required in Paragraph 3(c)(4) below, Tenant shall pay, subject to Tenant’s dispute rights in Paragraph 3(c)(1)(C), to Landlord Tenant’s Share of actual Real Estate Taxes no later than thirty (30) days after billing by Landlord. In no event shall Landlord recapture more than 100% of the actual taxes.

(3) Payment of Expenses: Commencing on the Commencement Date (or upon the date upon which Tenant commences the operation of its business at the Premises if Landlord delivers early occupancy of the Premises pursuant to the provisions of Paragraph 2(b) above and Tenant so commences the operation of its business at the Premises prior to the Commencement Date), unless otherwise provided for in Paragraph 3(a), Tenant shall pay to Landlord as Additional Charges one-twelfth (1/12th) of Tenant’s Share of Expenses for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount reasonably estimated by Landlord and billed by Landlord to Tenant, and Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time, but in no event more than twice each calendar year. As promptly as possible in the circumstances after the expiration of each Expense Year,

Landlord shall furnish Tenant with a statement (herein called “Landlord’s Expense Statement”), setting forth in reasonable detail the Expenses for such Expense Year and Tenant’s Share thereof. If Tenant’s Share of the actual Expenses for such Expense Year exceed the estimated Expenses paid by Tenant for such Expense Year, Tenant shall pay to Landlord, subject to Tenant’s dispute rights in Paragraph 3(c)(1)(D), the difference between the amount paid by Tenant and Tenant’s Share of the actual Expenses within thirty (30) days after the receipt of Landlord’s Expense Statement, and if the total amount paid by Tenant for any such Expense Year shall exceed Tenant’s Share of the actual Expenses for such Expense Year, such excess (together with interest on such excess if Landlord’s Expense Statement is delivered later than ninety (90) days after the end of the Expense Year, at the Interest Rate from the date which is ninety (90) days after the end of the Expense Year until such excess has been credited or returned in full) shall be credited against the next installment(s) of Rent due from Tenant to Landlord hereunder or if the Term has ended it shall be returned to Tenant within thirty (30) days. Any utility rebates for the Project which Landlord receives for payments made by Tenant (as part of Tenant’s Share of Expenses) shall be forwarded to Tenant so long as such rebate is received within two years following the Expiration Date or sooner termination of the Lease. If it has been determined that Tenant has overpaid Expenses during the last year of the Lease Term (including rebates of utilities applicable to Tenant), then Landlord shall reimburse Tenant for such overage on or before the thirtieth (30th) day following the date on which Landlord makes such determination (together with interest on such overage if such determination is made later than ninety (90) days after the end of the Expense Year in which the Lease Term expires, at the Interest Rate from the date which is ninety (90) days after the end of such Expense Year until such overage has been reimbursed in full). Any disputes pursuant to this Paragraph shall be settled pursuant to the arbitration provisions of this Lease.

(4) Other: To the extent any item of Real Estate Taxes or Expenses is payable by Landlord in advance of the period to which it is applicable due to (i) a requirement by Landlord’s lender for an escrow account (i.e. insurance and tax escrows required by Landlord’s Lender), or (ii) because prepayment to the third party billing authority is customary for the service or matter (e.g. insurance or taxes), Landlord may (i) include such items in Landlord’s estimate for periods prior to the date such item is to be paid by Landlord and (ii) to the extent Landlord has not collected the full amount of such item prior to the date such item is to be paid by Landlord, Landlord may include the balance of such full amount in a revised monthly estimate for Additional Charges. If the Commencement Date (or the date upon which Tenant commences the operation of its business at the Premises if Landlord delivers early occupancy of the Premises pursuant to the provisions of Paragraph 2(b) above and Tenant so commences the operation of its business at the Premises prior to the Commencement Date) or Expiration Date shall occur on a date other than the first day of a Tax Year and/or Expense Year, Tenant’s Share of Real Estate Taxes and Expenses, for the Tax Year and/or Expense Year in which the Commencement Date (or the date upon which Tenant commences the operation of its business at the Premises if Landlord delivers early occupancy of the Premises pursuant to the provisions of Paragraph 2(b) above and Tenant so commences the operation of its business at the Premises prior to the Commencement Date) occurs shall be prorated.

(5) Audit: Within one hundred eighty (180) days after receipt of any Expense Statement or Tax Statement from Landlord, Tenant shall have the right to examine Landlord’s books and records relating to such Expense Statements and Tax Statements. In making such examination, Tenant agrees, and shall cause its agents and employees conducting the examination to agree in writing, to keep confidential any and all information contained in such books and records, save and except that Tenant may disclose such information to a trier of fact in the event of any dispute between Tenant and Landlord with regard to Additional Charges, provided that Tenant shall stipulate to such protective or other orders in the proceeding as may be reasonably required to preserve the confidentiality of such information. Such inspection may be made either by employees of Tenant or by an accounting firm or audit firm selected by Tenant which is accustomed to engaging in such activity and which is not compensated on a contingent fee basis. All of the information obtained through any such examination or audit and any compromise, settlement or adjustment reached between Landlord and Tenant relative to the results of such examination or audit shall be held in strict confidence by Tenant and any accounting or audit firm selected by Tenant, except for any reasonably necessary disclosure in any litigation or arbitrating proceeding between Landlord and Tenant with respect to such examination or audit, to Tenant’s consultants, or as may be required by applicable Laws. If Tenant determines, based on such audit, that Tenant believes that it has overpaid Expenses or Real Estate Taxes for the year covered by the applicable Expense Statement or Tax Statement, Tenant shall notify Landlord of its dispute within two hundred ten (210) days after the date the applicable Expense Statement or Tax Statement was received by Tenant. All of the information obtained through any such examination or audit and any compromise, settlement or adjustment reached between Landlord and Tenant relative to the results of such examination or audit shall be held in strict confidence by the Tenant and by any accounting or audit firm engaged by Tenant to perform such examination or audit, except for any reasonably necessary disclosure in any litigation or arbitration between Landlord and Tenant regarding such examination or audit, to Tenant’s consultants, or as may be required by applicable Laws. Following Tenant’s notice of dispute to Landlord, Landlord and Tenant shall, for a period of thirty (30) days thereafter, attempt to resolve the dispute. If the parties are unable to resolve the dispute within such thirty (30) day period, the dispute shall be resolved by arbitration as provided in Paragraph 40 of this Lease. If Tenant prevails in any such arbitration proceeding, then Landlord shall promptly reimburse Tenant for such overage, and if such overage exceeds four percent (4%) of the actual amount of Expenses or Real Estate Taxes paid by Landlord for the Tax or Expense Year covered by such audit, then Landlord shall bear the cost of such audit, up to a maximum cost of $5,000 and repay the overage with interest at the Interest Rate. Additionally, if Tenant prevails in such arbitration, then Tenant shall have the right to audit the same expense or tax items during the previous three (3) years by giving to Landlord a written notice evidencing Tenant’s election to exercise said right within fifteen (15) days after Tenant prevailed in the arbitration. Said audit shall be conducted pursuant to the provisions of this Paragraph. If Tenant fails to object to any such Expense Statement or Tax Statement or request an independent audit thereof within such one hundred and eighty (180) day period, such Expense Statement and/or Tax Statement shall be final and shall not be subject to any audit, challenge or adjustment.

(d) Late Charges. Tenant recognizes that late payment of any Base Rent or Additional Charges will result in administrative expenses to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if any Base Rent or Additional Charges remain unpaid three (3) days after the date of written notice from Landlord, the amount of such unpaid Base Rent or Additional Charges shall be increased by a late charge to be paid to Landlord by Tenant, as an Additional Charge, in an amount equal to five percent (5%) (or such greater amount not to exceed six percent (6%) as may be charged by any Mortgagee for a late payment of a monthly mortgage payment) of the amount of the delinquent Base Rent or Additional Charges. In addition, any outstanding Base Rent, Additional Charges, late charges and other outstanding amounts shall accrue interest at an annualized rate of the greater of 10% or the “prime”, “base”, “index” or “reference” rate of Bank of America NT&SA reported in the Wall Street Journal as published on the last day of said five (5) business day period plus two percent (2%), but in no event greater than the maximum rate allowed by law (the “Default Rate”), until paid to Landlord; provided, however, that in the event that Bank of America NT&SA shall cease to establish or publish a “prime”, “base”, “index” or “reference” rate, whether so denominated or otherwise named, the Default Rate shall be determined with reference to the average of the “prime”, “base”, “index” or “reference” rate of Citibank N.A. and The Chase Manhattan Bank, N.A. (in the event either such banking institution publishes more than one such rate, the rate used shall be the highest amount so published by such banking institution) as reported in the Wall Street Journal. Notwithstanding the foregoing, Landlord shall not be required to provide such notice more than two (2) times during any two (2) year period during the Term, the late charge accruing with respect to the third such non-payment from the date which is three (3) days after the due date of such amount without the requirement of notice from Landlord. Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense. The provisions of this Paragraph 3(d) shall not relieve Tenant of the obligation to pay Base Rent or Additional Charges on or before the date on which they are due, or in any way affect Landlord’s remedies pursuant to Paragraph 19 [Landlord’s Remedies] if any Base Rent or Additional Charges are unpaid after they are due.

(e) Additional Rent. All sums payable by Tenant hereunder other than Base Rent or Additional Charges shall be payable as, and are collectively referred to herein as, “Additional Rent.”

4. RESTRICTIONS ON USE. Tenant shall not do or permit anything to be done in or about the Premises which will obstruct or interfere with the rights of other tenants or occupants of the Building or the Project or injure or unreasonably annoy them, nor use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Said restrictions shall apply equally to all tenants or occupants of the Building and the Project.

5. COMPLIANCE WITH LAWS. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Project or any of its contents (unless Tenant agrees to pay for such increase) or cause a cancellation of such insurance, and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, to the extent required because of (i) Tenant’s unique use of the Premises, (ii) alterations or improvements made by or for Tenant, or (iii) Tenant’s negligence or willful misconduct. The foregoing restrictions and obligations shall apply equally to all tenants or occupants of the Building. The provisions this Paragraph 5 shall in no way limit Tenant’s obligation to pay Expenses as noted in Paragraph 3 of the Lease. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any such law, statute, ordinance, rule, regulation or requirement, shall be conclusive of such violation as between Landlord and Tenant. Landlord represents and warrants to Tenant that those portions of the Building which were designed and built by Landlord shall comply with all applicable laws, rules, regulations, ordinances, building codes, and orders of any public authority, including without limitation those related to Hazardous Substances (as defined below) which are in effect on the Commencement Date.

6. ADDITIONAL ALTERATIONS. Tenant shall be entitled to make alterations (“Minor Alterations”) without Landlord’s consent so long as such alterations do not violate any of the four conditions set forth below (in the definition of Major Alterations) and do not exceed a cost of $10,000 in any calendar year. Tenant shall not make or suffer to be made any additional alterations, additions or improvements, that exceed the dollar limitations set forth above or (i) materially affect the structure of the Building or its electrical, plumbing, HVAC or other systems, (ii) are visible from the exterior of the Premises, (iii) are not consistent with Tenant’s permitted use hereunder, or (iv) are not commonly considered typical for customary office use and/or and research and development use (“Major Alterations”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Failure of Landlord to give its disapproval within fifteen (15) calendar days after receipt of Tenant’s written request for approval shall constitute approval by Landlord. Any alterations (whether Major Alterations or Minor Alterations) in, on or to the Premises, except for Tenant’s movable furniture and equipment, shall be the property of Tenant during the Term and shall become Landlord’s property at the end of the Term without compensation to Tenant. All Minor Alterations shall be made by Tenant, at Tenant’s sole cost and expense, and, in the event Landlord consents to any Major Alterations, such Major Alterations shall be made by Tenant at Tenant’s sole expense, in accordance with plans and specifications reasonably approved by Landlord, and any contractor or person selected by Tenant to make the same must first be reasonably approved in writing by Landlord. Upon the expiration or sooner termination of the Term, Tenant shall upon demand by Landlord, at Landlord’s election either (i) at Tenant’s sole cost and expense, forthwith and with all due diligence remove any Major Alterations made by or for the account of Tenant, designated by Landlord to be removed (provided, however, that upon the written request of Tenant prior to installation of such Major Alterations, Landlord shall advise Tenant at that time whether or not such Major Alterations must be removed upon the expiration or sooner termination of this Lease), and restore the Premises to its original condition as of the Commencement Date, subject to normal wear and tear and the rights and obligations of Tenant concerning casualty damage pursuant to Paragraph 20 or (ii) pay Landlord the reasonable estimated cost thereof.

7. REPAIR AND MAINTENANCE.

(a) Landlord shall be responsible for the following repair and maintenance obligations: (i) maintenance and repair of the exterior (including glass), structural portions of the Building, roof structure (including membrane) and concrete slabs; (ii) repairs and maintenance of the Building systems for electrical, mechanical, HVAC serving the Premises or plumbing and all controls appurtenant thereto; and (iii) parking areas, courtyards, sidewalks, entry ways, lawns, landscaping and other similar facilities of the Project. In emergency situations, Tenant shall have the authority to contact directly any venders approved by Landlord and order repairs. In the event of a dispute between Landlord and Tenant concerning which party should pay for the cost of said repairs and maintenance, the dispute shall be resolved by arbitration pursuant to Paragraph 40 of this Lease.

(b) Tenant shall maintain and repair the interior portion of the Premises and any improvements serving only the Premises, such as security systems, and any additional tenant improvements, alterations or additions installed by or on behalf of Tenant within the Premises, however, excluding any portions thereof which are structural in nature or which are the obligation of Landlord under Paragraph 7(a). Tenant shall be responsible for the expense of installation, operation, and maintenance of its telephone and other communications cabling from the point of entry into the Building to the Premises and throughout the Premises. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect. In addition, Tenant hereby waives and releases its right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect. If Tenant fails after thirty (30) days’ written notice by Landlord to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord at the expense of Tenant and the reasonable expenses thereof incurred by Landlord shall be reimbursed immediately as Additional Rent within thirty (30) days after submission of a bill or statement therefor; provided, however, that in the event of non-emergency repairs, Tenant shall have the right to notify Landlord, in writing, within ten (10) business days of its receipt of Landlord’s written notice that Tenant disputes that said repairs should be made by Tenant. If Tenant provides such written notice to Landlord, Landlord and Tenant shall, for a period of twenty (20) days thereafter, attempt to resolve the dispute. If the parties are unable to resolve the dispute within such twenty (20) day period, the dispute shall be resolved by arbitration pursuant to Paragraph 40. Landlord shall not undertake any non-emergency repairs until the dispute is resolved. In the event that Landlord undertakes any emergency repairs, Tenant shall have the right to notify Landlord, in writing, within ten (10) business days of the date Tenant learns of the emergency repairs, that Tenant disputes the need for such repairs or that the costs thereof are Landlord’s responsibility under this Lease. If Tenant notifies Landlord of such dispute, Landlord and Tenant shall then for a period of twenty (20) days thereafter, attempt to resolve the dispute. If the parties are unable to resolve the dispute within such twenty (20) day period, the dispute shall be resolved by arbitration pursuant to Paragraph 40.

(c) The purpose of Paragraphs 7(a) and 7(b) is to define the obligations of Landlord and Tenant to perform various repair and maintenance functions; the allocation of the costs therefor are covered under this Paragraph 7(c) and Paragraph 3. Tenant shall bear the full cost of repairs or maintenance interior or exterior, structural or otherwise, to preserve the Premises and the Building in good working order and condition, arising out of (i) the performance or existence of any alteration or modification to the Premises made by Tenant; (ii) the installation, use or operation of Tenant’s property or fixtures; (iii) the moving of Tenant’s property or fixtures in or out of the Building or in and about the Premises; or (iv) except to the extent any claims arising from any of the foregoing are reimbursed by insurance carried by Landlord (or would have been reimbursed by Landlord’s insurance required to be carried under this Lease had Landlord maintained the insurance required pursuant to Paragraph 10(f) of this Lease), are covered by the waiver of subrogation in Paragraph 11 or are otherwise provided for in Paragraph 20, the acts, omissions or negligence of Tenant, or any of its servants, employees, contractors, agents, visitors, or licensees, or the particular use or particular occupancy or manner of use or occupancy of the Premises by Tenant or any such person.

(d) Except to the extent any claims arising from any of the foregoing are reimbursed by insurance carried by Landlord, are covered by the waiver of subrogation in Paragraph 11 or are otherwise provided for in Paragraphs 20 and 21, there shall be no abatement of Rent with respect to, and except for Landlord’s gross. negligence or willful misconduct, Landlord shall not be liable for any injury to or interference with Tenant’s business arising from, any repairs, maintenance, alteration or improvement in or to any portion of the Building, including the Premises, or in or to the fixtures, appurtenances and equipment therein.

8. LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant. In the event that Tenant shall not, within twenty (20) days following the earlier of (i) the date that Tenant actually learns of the imposition of any such lien or (ii) the date Tenant receives written notice of such lien from Landlord, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered Additional Rent and shall be payable to it by Tenant on demand with interest at the Interest Rate. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Building and any other party having an interest therein, from mechanics’ and materialmen’s liens, and Tenant shall give notice to Landlord at five(5) business days’ prior notice of commencement of any construction on the Premises.

9. ASSIGNMENT AND SUBLETTING.

(a) Except as otherwise provided in this Paragraph 9, Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant’s leasehold estate hereunder (collectively, “Assignment”), or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises (collectively, “Sublease”) or any portion thereof without Landlord’s prior written consent in each instance, which consent shall not be unreasonably withheld or delayed by Landlord. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed Sublease or Assignment, if Landlord withholds its consent where either (i) the creditworthiness of the proposed Sublessee or Assignee is not reasonably acceptable to Landlord (e.g. there does not exist reasonable evidence that Sublessee or Assignee can pay the rent to be charged to Sublessee or Assignee) or, (ii) the proposed Sublessee’s or Assignee’s use of the Premises is not in compliance with the allowed Tenant’s Use of the Premises as described in the Basic Lease Information, such withholding of consent shall be presumptively reasonable. If Landlord consents to the Sublease or Assignment, Tenant may thereafter enter into a valid Sublease or Assignment upon the terms and conditions set forth in this Paragraph 9.

(b) If Tenant desires at any time to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, it shall first give written notice to Landlord of its desire to do so, which notice shall contain (i) the name of the proposed assignee, subtenant or occupant; (ii) the name of the proposed assignee’s, subtenant, or occupant’s business to be carried on in the Premises; (iii) the terms and provisions of the proposed Assignment or Sublease; (iv) in the case of a Sublease, the arrangements which will exist for the establishment as Common Area of such portions of the Premises as may be necessary for ingress, egress, use of bathrooms, stairs and elevators, and similar rights of the proposed subtenant which will be necessary for the use and enjoyment of the subleased premises and the compliance thereof will all applicable laws, and (v) such financial information as Landlord may reasonably request concerning the proposed assignee, subtenant or occupant.

(c) At any time within ten (10) business days after Landlord’s receipt of the notice specified in Paragraph 9(b), Landlord may by written notice to Tenant elect to (i) terminate this Lease as to the portion of the Premises that is specified in Tenant’s notice (so long as (A) the term of sublease (including any rights on the part of the sublessee to extend or renew such term) as to the portion of the Premises involved will expire on or after the date which is six (6) months before the expiration of the Term, or (B) the named Tenant herein, any Transfer Entity (defined below) which who becomes an Assignee through a Permitted Transfer (defined below), and any Affiliates thereof will not collectively occupy, after vacating the portion of the Premises which specified in Tenant’s notice, at least 5,000 useable square feet of the Building pursuant to this Lease), with a proportionate abatement in Rent and Additional Charges, and Tenant will cooperate in the establishment of the “common areas” described in Tenant’s notice to Landlord; (ii) consent to the Sublease or Assignment, which consent shall not be unreasonably withheld, conditioned or delayed; or (iii) disapprove the Sublease or Assignment setting forth the specific reasons therefor. Notwithstanding anything in this Paragraph 9(c) to the contrary, Landlord shall not have the rights set forth in (i), (ii) and (iii) of this Paragraph 9(c) if the sublease is to an “Affiliate” (hereinafter defined) or if the sublease or assignment is made in connection with a “Permitted Transfer” (hereinafter defined). In the event Landlord elects the options set forth in clause (i) above, with respect to a portion of the Premises, Tenant shall at all times provide reasonable and appropriate access to such portion of the Premises and use of any common facilities, and Landlord shall have the right to use or relet such portion of the Premises for any legal purpose in its sole discretion. If Landlord consents to the Sublease or Assignment within said ten (10) business day period, Tenant may thereafter within three hundred and sixty five (365) days after Landlord’s consent, but not later than the expiration of said three hundred and sixty five (365) days, enter into such Assignment or Sublease of the Premises or portion thereof upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Paragraph 9(b). Failure by Landlord to either consent or refuse such consent to a proposed assignment, encumbrance or sublease within the ten (10) business day time period specified above shall be deemed to be Landlord’s consent thereto. If Landlord has the right of recapture as described in clause (i) above in this Paragraph 9(c) but does not exercise such right, profits from sublease or assignment shall be divided, and paid by the sublessee or assignee, fifty percent (50%) to Landlord and fifty percent (50%) to Tenant, after deducting reasonable costs specifically related to the sublease of the Premises, including brokerage costs, reasonable legal fees and tenant improvements, all to be amortized over the term of the sublease. Sublease profits are defined as the excess of the total rent paid by the subtenant (including operating cost reimbursements) over the total rent paid by Tenant to Landlord (including taxes, insurance and operating expenses) for the prorata area of the space subleased.

(d) No consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant from the obligation to obtain Landlord’s express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this Paragraph 9 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Rent, Additional Charges or Additional Rent by Landlord from a proposed assignee or sublessee shall not constitute the consent to such Assignment or Sublease by Landlord.

(e) The following shall be deemed a voluntary assignment of Tenant’s interest in this Lease: (i) any dissolution, merger, consolidation, or other reorganization of Tenant; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer to one person or entity stock possessing more than fifty percent (50%) of the total combined voting power of all classes of Tenant’s stock issued, outstanding and entitled to vote for the election of directors. Notwithstanding anything to the contrary contained in this Paragraph 9, Tenant may enter into any of the following transfers (a “Permitted Transfer”) without Landlord’s prior written consent and without being subject to Landlord’s termination or rent sharing rights provided in Paragraph 9(c) above: (1) Tenant may assign its interest in the Lease to a corporation, partnership, professional corporation, limited liability company, or limited liability partnership (“Transfer Entity”) which results from a merger, consolidation or other reorganization, so long as the Transfer Entity has a net worth immediately following such transaction that is equal to or greater than the net worth of Tenant both as of the date of this Lease and as of the date immediately prior to such transaction; and (2) Tenant may assign this Lease to a Transfer Entity which purchases or otherwise acquires all or substantially all of the assets of Tenant, so long as such acquiring Transfer Entity has a net worth immediately following such transaction that is equal to or greater than the net worth of Tenant as of the date immediately prior to such transaction.

(f) Each assignee, sublessee or other transferee shall assume, as provided in this Paragraph 9(f), all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Rent, Additional Charges and Additional Rent, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the Term; provided, however, that the assignee, sublessee, mortgagee, pledgee or other transferee shall be liable to Landlord for rent only in the amount set forth in the Assignment or Sublease and shall only be required to perform those obligations under the Lease to the extent that they relate to the portion of the Premises subleased or interest in the Lease assigned. No Assignment shall be binding on Landlord unless the assignee or Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this Paragraph 9(f), but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

(g) Any other provision of this Paragraph 9 to the contrary notwithstanding, Tenant shall have the right, without Landlord’s consent but upon written notice to Landlord given at least ten (10) days prior thereto and without being subject to Landlord’s termination or rent sharing rights provided in Paragraph 9(c) above, to assign Tenant’s interest in the lease or sublease of all or any portion the Premises to an Affiliate (defined below) provided that (i) the Affiliate delivers to the Landlord concurrent with such Assignment a written notice of the Assignment and an assumption agreement whereby the Affiliate assumes and agrees to perform, observe and abide by the terms, conditions, obligations, and provisions of this lease, and (ii) the entity remains an Affiliate at all times during the Term. No subletting or assignment by Tenant made pursuant to this Paragraph 9(g) shall relieve Tenant of Tenant’s obligations under this Lease. As used herein, the term “Affiliate” shall mean and collectively refer to a corporation or other entity which controls, is controlled by or is under common control with Tenant, by means of an ownership of either (i) more than fifty percent (50%) of the outstanding voting shares of stock or (ii) stock, partnership, membership or other ownership interests which provide the right to control the operations, transactions and activities of the applicable entity.

10. INSURANCE AND INDEMNIFICATION.

(a) Landlord shall indemnify and hold Tenant harmless from and against (i) any and all claims or liability for any injury or damage to any person or property including any reasonable attorney’s fees (but excluding any consequential damages or loss of business in all circumstances except where such claims or liability are caused by the willful misconduct of Landlord) occurring in, on, or about the Project to the extent such injury or damage is caused by the negligence or willful misconduct of Landlord, its agents, servants, contractors, employees (collectively, including Landlord, “Landlord Parties”) and (ii) any and all claims, losses, or liabilities, including damage to Tenant’s property fees (but excluding any consequential damages or loss of business) arising from any breach of this Lease by Landlord.

(b) Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord Parties for any injury or damage to any person or property in or about the Premises by or from any cause whatsoever (other than the negligence or willful misconduct of Landlord Parties, including Landlord’s negligence or willful misconduct as related to construction or property management), and without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls,, or other portion of the Premises or the Building, or caused by gas, fire, oil, electricity, or any cause whatsoever, in, on, or about the Premises, the Building or any part thereof (other than that caused by the negligence or willful misconduct of Landlord Parties). Tenant acknowledges that any casualty insurance carried by Landlord will not cover loss of income to Tenant or damage to the alterations in the Premises installed by Tenant or Tenant’s personal property located within the Premises. Tenant shall be required to maintain the insurance described in Paragraph 10(d) during the Term. In the event of a discrepancy between the terms of this paragraph and the terms of Paragraph 39 of the Lease concerning Hazardous Substance liability, the latter shall control. Nothing in this Paragraph 10(b) is intended to nor shall it be deemed to override the provisions of Paragraph 11.

(c) Except to the extent caused by the negligence or willful misconduct of Landlord Parties, Tenant shall indemnify and hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever: (i) occurring in or on the Premises; (ii) occurring in, on, or about any other portion of the Project to the extent such injury or damage shall be caused by the negligence or willful misconduct by Tenant, its agents, servants, employees, or invitees (collectively, including Tenant, “Tenant Parties”), or (iii) arising from any breach of this Lease by Tenant. Tenant further agrees to indemnify and hold Landlord harmless from, and defend Landlord against, any and all claims, losses, or liabilities (including damage to Landlord’s property) arising from (x) any breach of this Lease by Tenant and/or (y) the conduct of any work or business of Tenant Parties in or about the Project, including, but not limited to any release, discharge, storage or use of any hazardous substance, hazardous waste, toxic substance, oil, explosives, asbestos, or similar material. In the event of a discrepancy between the terms of this Paragraph and the terms of Paragraph 39 of the Lease concerning Hazardous Substance liability, the latter shall control. Nothing in this Paragraph 10(c) is intended to nor shall it be deemed to override the provisions of Paragraph 11.

(d) Tenant shall procure at its cost and expense and keep in effect during the Term the following insurance:

(1) commercial general liability insurance including contractual liability with a minimum combined single limit of liability of Three Million Dollars ($3,000,000). Such insurance shall name Landlord as an additional insured, shall specifically include the liability assumed hereunder by Tenant, and is intended to be primary insurance, and not excess over or contributory with any other valid, existing, and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days’ written notice from the insurer prior to any cancellation or change of coverage;

(2) “all risk” property insurance (including, without limitation, boiler and machinery (if applicable); sprinkler damage, vandalism and malicious mischief) on any Alterations installed in the Premises by or on behalf of Tenant all leasehold improvements installed in the Premises by Tenant at its expense, and all of Tenant’s personal property, such insurance to include a building ordinance provision (as to those Alterations for which such a provision will apply). Such insurance shall be an amount equal to full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the standard ISO All Risk form, when such form is supplemented with the coverages required above, and shall name Landlord as a loss payee;

(3) worker’s compensation insurance; and

(4) such other insurance as may be required by the law.

All insurance policies required under this Paragraph 10(d) shall be issued by carriers each with a Best’s Insurance Reports policy holder’s rating of not less than A and a financial size category, of not less than Class VIII. Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Commencement Date, and thereafter at any time and from time-to-time within ten (10) business days after written request from Landlord. In the event Tenant shall fail to procure and keep such insurance in full force and effect during the Term, or to deliver such policies or certificates within said time frame, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) business days after delivery to Tenant of bills therefor.

(e) The provisions of this Paragraph 10 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

(f) Landlord shall maintain insurance on the Project against fire and risks covered by “all risk” (excluding earthquake and flood, though Landlord, at its option, may include this coverage provided it can be obtained at commercially reasonable rates) on a 100% of “replacement cost” basis (though reasonable deductibles may be included under such coverage). Landlord’s insurance: (i) shall cover the Building; (ii) not cover any Alterations installed in the Premises by or on behalf of Tenant; (iii) shall have a building ordinance provision; and (iv) shall provide for rental interruption insurance covering a period of twelve (12) full months. In no event shall Landlord agree to any co-insurance obligations under any such policies (beyond standard deductibles). Landlord shall also maintain commercial general liability insurance including, without limitation, contractual liability coverage (or with contractual liability endorsement) on an occurrence basis in amounts not less than Three Million Dollars ($3,000,000) per occurrence with respect to bodily injury or death and property damage. Notwithstanding the foregoing obligations of Landlord to carry insurance, Landlord may modify the foregoing coverages if and to the extent it is commercially reasonable to do so. If Tenant disagrees that such coverage is commercially reasonable or believes it is not necessary, then Tenant shall have the right to submit such matter to arbitration. In the event, however, that Tenant prevails in said arbitration and deductibles are increased, then Tenant shall be fully responsible for covering such increased deductibles in the event of casualty.

11. WAIVER OF CLAIMS AND SUBROGATION. Notwithstanding anything to the contrary in this Lease, to the extent that this waiver does not invalidate or impair their respective insurance policies, the parties hereto release each other and their respective agents, employees, successors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk (i) which is actually insured against, to the extent of receipt of payment under such policy (unless the failure to receive payment under any such policy results from a failure of the insured party to comply with or observe the terms and conditions of the insurance policy covering such liability, in which event, such release shall not be so limited), (ii) which is required to be insured against under this Lease, or (iii) which would normally be covered by the standard form of “all risk-extended coverage” property and casualty insurance, without regard to the negligence or willful misconduct of the entity so released. Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, and other property insurance maintained by either of them at any time during the Term insuring or covering the Project or any portion thereof of its contents therein, a waiver of all rights of subrogation which the insurer of one party might otherwise, if at all, have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys’ fees, resulting from the failure to obtain such waiver.

12. SERVICES AND UTILITIES.

(a) Subject to the provisions elsewhere herein contained and to the Rules And Regulations, Tenant shall be responsible for arranging for, and direct payment of the cost of recycling, janitorial, security, transportation management and mitigation programs, telephone, cable and digital services, and any garbage pickup, water, electricity, gas, or other utilities or services which are used by or serve exclusively Tenant (i.e., utilities which are separately metered to the Premises or a portion thereof); and, Landlord shall cooperate with Tenant’s efforts to arrange such services. In addition, Landlord shall be obligated to provide HVAC service to the Building, including the Premises, and to provide storm sewer and drainage services for the Project, pursuant to the terms of EXHIBIT “B”. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system.

(b) Landlord shall, subject to the provisions elsewhere herein contained and to the Rules And Regulations, be responsible for arranging for (subject to Landlord’s right to reimbursement pursuant to the provisions of Paragraph 3(c)) the following to be provided to the Common Area:

(1) Hot and cold water, electricity, central heat and air conditioning in season, at such temperatures and in such amounts as are considered by Landlord to be standard or as may be permitted or controlled by applicable laws, ordinances, rules and regulations;

(2) Routine maintenance and repairs; and

(3) Lamps, bulbs and ballasts.

(4) Additionally, Landlord shall, subject to the provisions elsewhere herein contained and to the Rules And Regulations, be responsible for arranging for (subject to Landlord’s right to reimbursement pursuant to the provisions of Paragraph 3(c)) (i) utilities and services to be provided outside of the Building, and (ii) any garbage pickup, water, electricity, gas, or other utilities or services which are used by or serve both Tenant and one or more other tenants in the Building (i.e., utilities which are not separately metered to the Premises or a portion thereof).

(c) Unless such apparatus or device is included in Tenant’s space plans approved by Landlord, Tenant will not without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, use any apparatus or device in the Premises which, when used, puts an excessive load (i.e., materially beyond the designed building load) on the Building or its structure or systems, including, without limitation, electronic data processing machines and other machines using excess lighting or voltage in excess of the amount for which the Building is designed without providing the necessary (in Landlord’s reasonable discretion) alteration necessary for the safe and adequate operation of said apparatus or device.

(d) If, in Landlord’s reasonable opinion, Tenant’s use of any utility or service provide by Landlord to the Building is in excess of the customary usage by a tenant using similar office space in the Mountain View area for similar uses as the Permitted Uses (including without limitation uses occurring if other than Business Hours), Tenant shall pay Landlord the cost of providing such additional utility or service, together with all costs incurred by Landlord in determining the charges to be paid by Tenant, within ten (10) days following presentation of an invoice therefor by Landlord to Tenant. The cost chargeable to Tenant for all extra utilities and/or services shall constitute Additional Rent.

(e) The HVAC system for the first floor shall automatically run Monday through Friday from 7:00 a.m. to 6:00 p.m. (“Business Hours”). Tenant shall have an after-hours switch to activate the HVAC system on the first floor of the Building during non-Business Hours. The cost of non-Business Hour operation of the HVAC system shall be borne by Tenant at Landlord’s direct cost with no mark-up from Landlord. In addition, Landlord shall reasonably allocate the variable expenses for services and utilities provided by Landlord in the Building (e.g. utilities, HVAC) among the tenants in the Building depending on their actual usage and shall use reasonable efforts to allocate after-hours charges if multiple tenants are using the system concurrently on a predictable and consistent basis.

(f) Landlord shall not be in default hereunder, nor be deemed to have evicted Tenant, nor be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the foregoing utilities and services; (ii) failure to furnish or delay in furnishing any services to be provided by Landlord when such failure or delay is caused by Acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord (any of the foregoing, “Force Majeure”), or by the making of repairs or improvements to the Premises or to the Building; or (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. The foregoing shall not, however, be deemed to limit Landlord’s liability for any of the acts or events described in the immediately preceding sentence which result from or are caused by Landlord’s gross negligence or willful misconduct. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resources consumption.

13. TENANT’S CERTIFICATES. Tenant shall, at any time and from time to time, within ten (10) business days from receipt of written notice from Landlord, execute estoppel certificates addressed to (i) any Mortgagee or prospective Mortgagee of Landlord, (ii) any purchaser or prospective purchaser of all or any portion of, or interest in, the Project, or (iii) any party acquiring an interest in Landlord, on a form specified by Landlord, certifying as to such facts (if true) and agreeing to such notice provisions and other matters as such Mortgagee(s) or purchaser(s) may reasonably require; provided, however, that in no event shall any such estoppel certificate require an amendment of the provisions hereof. It is intended that any such certificate of Tenant delivered pursuant to this Paragraph 13 may be relied upon by Landlord and any Mortgagee or purchaser, or prospective Mortgagee or purchaser. If requested by Tenant, Landlord shall provide Tenant with a similar certificate.

14. HOLDING OVER. Any holding over after the expiration of the Term with the consent of Landlord shall be construed to be a tenancy from month to month at one hundred twenty-five percent (125%) of the Rent herein specified together with an amount estimated by Landlord for the monthly Additional Charges payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable. Any holding over without Landlord’s consent shall constitute a default by Tenant and entitle Landlord to re-enter the Premises as provided in Paragraph 19.

15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both; and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, land, ground leases or underlying leases, or Landlord’s interest or estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant covenants and agrees to execute and deliver upon demand by Landlord any additional documents, in commercially reasonably form, evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Tenant shall execute, deliver and record any such documents within twenty (20) days after Landlord’s written request, provided such documents are reasonably acceptable to Tenant.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as EXHIBIT “C” and all reasonable, non-discriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other Tenant or occupant of the Building or the Project of any said rules and regulations. Subject to reasonable exclusions, Landlord shall apply the Rules and Regulations to all tenants in the Building in a non-discriminatory manner. In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and those set forth in the rules and regulations, as modified and amended from time to time by Landlord, this Lease shall control.

17. RE-ENTRY BY LANDLORD. Landlord reserves and shall at all reasonable times, upon reasonable prior notice (twenty-four (24) hours), except in the case of an emergency, and subject to Tenant’s reasonable security precautions and the right of Tenant to accompany Landlord at all times, have the right to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder (unless Tenant is supplying such service), to show the Premises to prospective purchasers, mortgagees or tenants (as to prospective tenants, only during the last six (6) months of the Lease Term), to post notices of non-responsibility or as otherwise required or allowed by this Lease or by law, and to alter, improve (in the case of to alter or improve the interior of the Premises, such entry shall only be in the event so required by laws or by Paragraph 7) or repair the Premises and any portion of the Building which Landlord is obligated to or has the right to alter, improve or repair pursuant to the terms of this Lease and may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising from Landlord’s entry and acts pursuant to this Paragraph and Tenant shall not be entitled to an abatement or reduction of rent or Additional Charges if Landlord exercises any rights reserved in this Paragraph. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except for Landlord’s negligence or willful misconduct. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to un-lock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portion thereof obtained by Landlord by any of said means, or otherwise, shall not under any emergency circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall use best efforts during re-entry to not unreasonably interfere with Tenant’s use of the Premises or its business conducted therein.

18. INSOLVENCY OR BANKRUPTCY. The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or a general assignment of Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization or other debtor relief proceedings, whether now existing or hereafter amended or enacted, shall at Landlord’s option constitute a breach of this Lease by Tenant unless a petition in bankruptcy, or receiver attachment, or other remedy pursued by a third party is discharged within ninety (90) days. Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other debtor relief proceedings.

19. DEFAULT.

(a) The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a “default” hereunder by Tenant upon expiration of the appropriate cure period hereinafter provided. Tenant shall have a period of three (3) business days from the date of written notice from Landlord (which notice shall be in lieu of and not in addition to the notice required by Section 1161 of the California Code of Civil Procedure) within which to cure any default in the payment of Rent, Additional Charges or Additional Rent. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease; provided, however, that with respect to any default other than the payment of Rent, Additional Charges or Additional Rent that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Tenant commences to cure within thirty (30) days from Landlord’s notice and continues to prosecute diligently the curing thereof. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

(1) The rights and remedies provided by California Civil Code, Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid Rent, Additional Charges and Additional Rent for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that the Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2;

(2) The rights and remedies provided by California Civil Code, Section 1951.4, that allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Rent, Additional Charges and Additional Rent as they become due, for so long as Landlord does not terminate Tenant’s right to possession; provided, however, if Landlord elects to exercise its remedies described in this Paragraph 19(a)(2) and Landlord does not terminate this Lease, Tenant shall continue to have the right to Assign or Sublease in accordance with all of the provisions of Paragraph 9 of this Lease. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s rights to possession;

(3) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law;

(4) If Landlord elects to terminate this Lease, the right and power to enter the Premises and remove therefrom all persons and property and, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant pursuant to applicable California law.

(b) Landlord shall have a period of thirty (30) days from the date of written notice from Tenant within which to cure any default under this Lease; provided, however, that with respect to any default that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Landlord commences to cure within thirty (30) days from Tenant’s notice and continues to prosecute diligently the curing thereof. Tenant agrees to give any Mortgagee and/or Trust Deed Holders (“Mortgagee”), by Registered Mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee shall have an additional thirty (30) days (provided that Tenant notifies Mortgagee concurrently with Tenant’s notice to Landlord at the beginning of Landlord’s thirty (30) day period; otherwise Mortgagee shall have sixty days from the date on which it is noticed) within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default shall be granted if within such applicable period Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event the Lease shall not be terminated while such remedies are being so diligently pursued; provided, however, if such default causes a material interference with Tenant’s use of and enjoyment of the Premises, such additional time for Mortgagee shall be limited to an additional thirty (30) days.

20. DAMAGE BY FIRE, ETC. If the Premises or the Building are damaged by fire or other casualty Landlord shall forthwith repair the same, provided that Tenant does not elect to terminate this Lease as provided for below and further provided that such repairs can be made within six (6) months after the date of such damage under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof. The scope of the work which Landlord shall repair shall include the Landlord’s Work but shall exclude any Alterations installed in the Premises by or on behalf of Tenant. In such event, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of Rent, Additional Charges and Additional Rent from the date of such damage and while such repairs to be made hereunder by Landlord are being made. Such reduction of rent, if any, shall be based upon the greater of (i) the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises; or (ii) the extent to which such damage and the making of such repairs by Landlord shall interfere with the business carried on by Tenant in the Premises, where clause (ii) is limited to the extent of rental abatement insurance allowed by Landlord’s “all risks” property insurance carried pursuant to Landlord’s obligations under Paragraph 10 of this Lease. Within thirty (30) days after the date of such damage, Landlord shall notify Tenant whether or not in Landlord’s reasonable opinion (supported by reasonable written confirmation from a third party architect or general contractor) such repairs can be made within six (6) months after the date of such damage and such determination thereof shall be binding on Landlord and Tenant. If such repairs cannot be made within six (6) months from the date of such damage, Landlord shall have the option within thirty (30) days after the date of such damage either to: (i) notify Tenant of Landlord’s intention to repair such damage and diligently prosecute such repairs, in which event this Lease shall continue in full force and effect, Tenant shall be responsible for the full repair and restoration of any Alterations installed in the Premises by or on behalf of Tenant, and the Rent, Additional Charges and Additional Rent shall be reduced as provided herein; or (ii) notify Tenant of Landlord’s election to terminate this Lease as of a date specified in such notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after notice is given. In the event that such notice to terminate is given by Landlord, this Lease shall terminate on the date specified in such notice. In the event that Landlord notifies Tenant that Landlord’s restoration or repair will take more than six (6) months, Tenant shall have a right to terminate the Lease within fifteen (15) days following receipt of Landlord’s notice, by providing

Landlord with written notice of its election to do so; and if Tenant so terminates this Lease (and also in the event Landlord terminates this Lease pursuant to the immediately preceding sentence), Tenant shall have no liability for payment of the deductible (except to the extent of increased deductibles pursuant to Tenant’s request as provided in Paragraph 10(f) of this Lease) under Landlord’s insurance relating to such damage and Landlord shall have no obligation to Tenant to restore the Building or the Premises. In case of termination by either Tenant or Landlord, the Rent and Additional Charges shall be reduced by a proportionate amount based upon the extent to which such damage interfered with the business carried on by Tenant in the Premises, and Tenant shall pay such reduced Rent and Additional Charges up to the date of termination. Landlord agrees to refund to Tenant any Rent and Additional Charges previously paid for any period of time subsequent to such date of termination. The repairs to be made hereunder by Landlord within the Premises shall include only Landlord’s Work, and shall not include, and Landlord shall not be required to repair, any damage by fire or other cause to the property of Tenant or any repairs or replacements of any paneling, decorations, railings, floor coverings or any alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant. Tenant hereby waives the provisions of Section 1932.2, and Section 1933.4, of the Civil Code of California. Notwithstanding anything contained herein to the contrary, if a Major Casualty occurs with respect to any portion of the Building, and the net insurance proceeds obtained by Landlord as a result of such casualty are ninety percent (90%) or a lesser percentage of the cost of restoration, rebuilding or replacement (provided Landlord had in place at the time of the casualty, insurance meeting the requirements of this Lease), then Landlord shall not be obligated to undertake such restoration, rebuilding or replacement unless Landlord elects to do so in writing. For the purpose of this Lease, a “Major Casualty” shall mean a casualty that renders unusable thirty five percent (35%) or more of the Net Rentable Area of the Building or which materially adversely affects the use of such Building. If Landlord elects to terminate this Lease as a result of a Major Casualty which meets the qualifications set forth in the preceding two sentences, Landlord must so notify Tenant, in writing, of such termination on or before sixty (60) days following the date of the casualty. In the event that Landlord elects to terminate the Lease pursuant to the preceding Major Casualty provision, then subject to Landlord’s lender’s approval, Tenant shall have the right to fully fund any shortfall of insurance proceeds and cause Landlord to restore the Premises. Tenant shall have to exercise said right to restore a Major Casualty by providing written notice to Landlord of its election to do so as well as proof of its ability to pay any shortfall insurance proceeds within ten (10) business days of Landlord’s termination notice to Tenant.

21. EMINENT DOMAIN. If any part over ten percent (10%) of the Premises or ten percent (10%) of the parking spaces serving the Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, Tenant shall have the right to terminate this Lease at its option; however, Tenant’s right to terminate due to a taking of over ten percent (10%) of the parking spaces shall be void if either: (i) Landlord builds a parking structure on the Land to replace said spaces within ninety (90) days of the taking subject to Tenant’s reasonable approval of the design, location and construction of said structure; or (ii) if such a parking structure cannot be built within said ninety (90) day period, Landlord agrees in writing within such ninety (90) day period to build such a parking structure within two hundred seventy (270) days of the taking and provides valet parking during Business Hours (at no cost or expense to Tenant) for the number of cars which is equal to the number of parking spaces which have been so taken or appropriated, and if Landlord agrees to so build a parking structure it shall promptly commence and diligently pursue the building of such parking structure to completion. In either of such events, Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any income, rent, award or any interest therein which may be paid in connection with the exercise of such power of eminent domain, and Tenant shall have no claim against Landlord for any part of sum paid by virtue of such proceedings, whether or not attributable to the value of the unexpired term of this Lease except that Tenant shall be entitled to petition the condemning authority for the following : (i) the then unamortized cost of any Alterations or tenant improvements paid for by Tenant from its own funds (as opposed to any allowance provided by Landlord); (ii) the value of Tenant’s trade fixtures; (iii) Tenant’s relocation costs; (iv) Tenant’s goodwill, loss of business and business interruption; and (v) one-half of the amount which is the lesser of (a) the bonus value of this Lease, or (b) the amount of the award in excess of the sum of amounts payable to Landlord’s ground lessor (if any) and any holder of a mortgage or other third party lien encumbering Landlord’s ground lease estate or fee simple ownership in the Property. If a part of the Premises shall be so taken or appropriated or conveyed and neither party hereto shall elect to terminate this Lease and the Premises have been damaged as a consequence of such partial taking or appropriation or conveyance, Landlord shall restore the Premises continuing under this Lease at Landlord’s cost and expense; provided, however, that Landlord shall not be required to repair or restore any injury or damage to the property of Tenant or to make any repairs or restoration of any Alterations installed on the Premises by or at the expense of Tenant. Thereafter, the Rent and Additional Charges to be paid under this Lease for the remainder of the

Term shall be proportionately reduced, such that thereafter the amounts to be paid by Tenant shall be in the ratio that they are of the portion of the Premises not so taken bears to the total area of the Premises prior to such taking. Notwithstanding anything to the contrary contained in this Paragraph 21, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent and Additional Charges payable hereunder by Tenant during the Term; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the Term. If such temporary taking is for a period longer than ninety (90) days and unreasonably interferes with Tenant’s use of the Premises or the Project Common Areas, then Tenant shall have the right to terminate the Lease unless Landlord agrees to provide valet parking (at no cost to Tenant) in the same as described in clause (ii) of the first sentence of this Section.

22. SALE BY LANDLORD. If Landlord sells or otherwise conveys its interest in the Premises, Landlord shall be relieved of its obligations under the Lease from and after the date of sale or conveyance (including the obligations of Landlord under Section 39), only when Landlord transfers any security deposit of Tenant to its successor and the successor assumes in writing the obligations to be performed by Landlord on and after the effective date of the transfer (including the obligations of Landlord under Paragraph 39), whereupon Tenant shall attorn to such successor.

23. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent, Additional Charges or Additional Rent, except as expressly provided for in Paragraphs 20 and 21. If Tenant shall fail to perform any act or pay any amount on its part to be performed or paid hereunder, and such failure shall continue beyond the cure periods as noted in Paragraph 19, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act on Tenant’s part to be made or performed as provided in this Lease. All reasonable sums so paid by Landlord and all necessary incidental costs together with interest thereon at the Interest Rate identified in Paragraph 3, from the date of such payment by Landlord shall be payable as Additional Rent to Landlord on demand.

24. SURRENDER OF PREMISES.

(a) At the end of the Term or any renewal thereof or other sooner termination of this Lease, Tenant will peaceably deliver to Landlord possession of the Premises, together with all improvements or additions upon or belonging to Landlord, by whomsoever made, in the same condition as received (e.g., the Premises upon completion of the Landlord’s Work), or first installed, subject to the terms of Paragraphs 21 and 39, subject to normal wear and tear and the rights and obligation of Tenant concerning casualty damage pursuant to Paragraph 20, damage by fire, earthquake, Act of God, or the elements alone excepted, and subject to any items which are the obligation of Landlord to repair or replace pursuant to the terms of this Lease (however, Landlord shall be entitled to charge Tenant for such repairs and replacements pursuant to Paragraph 3). Tenant may, upon the termination of this Lease, remove all personal property, movable furniture, trade fixtures and equipment belonging to Tenant, at Tenant’s sole cost, provided that Tenant repairs any damage caused by such removal. Property not so removed shall be deemed abandoned by Tenant, and title to the same shall thereupon pass to Landlord, excluding any intellectual property rights. Upon request by Landlord, but only if Landlord is entitled to require such removal pursuant to the provisions of Paragraph 6, Tenant shall remove, at Tenant’s sole cost, any or all Alterations to the Premises installed by or at the expense of Tenant and all movable furniture and equipment belonging to Tenant which may be left by Tenant and repair any damage resulting from such removal.

(b) The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

25. WAIVER. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of Rent, Additional Charges or Additional Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such Rent, Additional Charges or Additional Rent. Failure by either party to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of such party to insist thereafter upon strict performance by the other party. Waiver by either party of any term, covenant or condition contained in this Lease may only be made by a written document signed by the waiving party.

26. NOTICES. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by certified mail, return receipt requested, reputable overnight carrier, or delivered personally, (i) to Tenant at Tenant’s address set forth in the Basic Lease Information; or (ii) to Landlord at Landlord’s address set forth in the Basic Lease Information; or (iii) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Paragraph 26. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date the return receipt indicates delivery of or refusal of delivery if sent by certified mail, the day upon which recipient accepts and signs for delivery from a reputable overnight carrier, or on the date a reputable overnight carrier indicates refusal of delivery, or upon the date personal delivery is made. If Tenant is notified in writing of the identity and address of any Mortgagee or ground or underlying lessor, Tenant shall give to such Mortgagee or ground or underlying lessor notice of any default by Landlord under the terms of this Lease in writing sent by registered or certified mail, and such Mortgagee or ground or underlying lessor shall be. given the opportunity to cure such default (as defined in Paragraph 19(b)) prior to Tenant exercising any remedy available to it.

27. TAXES PAYABLE BY TENANT. At least five (5) days prior to delinquency Tenant shall pay all taxes levied or assessed upon Tenant’s equipment, furniture, fixtures and other personal property located in or about the Premises. If the assessed value of Landlord’s property (including without limitation the Property) is increased by the inclusion therein of a value placed upon any Alterations installed in the Premises by or on behalf of Tenant, or Tenant’s equipment, furniture, fixtures or other personal property, Tenant shall pay to Landlord, upon written demand, the taxes so levied against Landlord, or the proportion thereof resulting from said increase in assessment.

28. [Intentionally Omitted]

29. SUCCESSORS AND ASSIGNS. Subject to the provisions of Paragraphs 9 and 22, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective legal and personal representatives, successors and assigns.

30. ATTORNEY’S FEES. If Tenant or Landlord brings any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent, Additional Charges or Additional Rent or possession of the Premises, the losing party shall pay to the prevailing party a reasonable sum for attorney’s fees, which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not the action is prosecuted to judgment.

31. LIGHT AND AIR. Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

32. SECURITY DEPOSIT.

(a) Concurrently with Tenant’s execution of this Lease Tenant shall deposit with Landlord a security deposit in the sum of $33,500.25.

(b) Tenant covenants and agrees to provided Landlord with (1) Tenant’s quarterly financial statements within thirty (30) days after the end of each of the first three quarters of Tenant’s fiscal year, certified by Tenant’s chief financial officer, and (2) Tenant’s audited annual financial statements within sixty (60) days after the end of Tenant’s fiscal year. If any such financial statement shows that Tenant has less than $5,000,000 in unencumbered cash and cash equivalents, or if Tenant fails to timely deliver any such financial statement, then Tenant shall deposit with Landlord, without notice or demand from Landlord, cash in an amount sufficient to increase the security deposit to an amount equal to two (2) times the then-current monthly Base Rent, which deposit shall be made on the earlier of (1) the date on which Tenant delivers such financial statement to Landlord or (2) the date which is the deadline for Tenant’s delivery of its financial statement as specified in the immediately preceding sentence. This sum is a deposit securing Tenant’s performance of the Lease and shall remain the sole and separate property of Landlord until actually repaid to Tenant (or at Landlord’s option the last assignee, if any, of Tenant’s interest hereunder). Tenant does not earn said sum until all conditions precedent for its payment to Tenant have been fulfilled. As this sum both in equity and at law is Landlord’s separate property, Landlord is not required to keep it separate from its general accounts or pay interest for its use. If Tenant fails to pay Rent or other charges when due hereunder, or otherwise defaults with respect to any provision of this Lease, including Tenant’s obligation to restore or clean the Premises following vacation thereof, at Landlord’s election, Tenant shall be deemed not to have earned the right to repayment of the Security Deposit, except those portions not used by Landlord for the payment of any Rent or other charges in default, or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. Landlord may retain such portion of the Security Deposit as it reasonably deems necessary to restore or clean the Premises following vacation by Tenant to the condition in which Tenant is required hereunder to leave the Premises at the expiration or sooner termination of the Term. The Security Deposit is not to be characterized as Rent until and unless so applied to a Tenant default.

(c) All sums deposited with Landlord pursuant to Sections 32(a) and 32(b) above are deposits securing Tenant’s performance of the Lease and shall remain the sole and separate property of Landlord until actually repaid to Tenant (or at Landlord’s option the last assignee, if any, of Tenant’s interest hereunder). Tenant does not earn said sum until all conditions precedent for its payment to Tenant have been fulfilled. As this sum both in equity and at law is Landlord’s separate property, Landlord is not required to keep it separate from its general accounts or pay interest for its use. If Tenant fails to pay Rent or other charges when due hereunder, or otherwise defaults with respect to any provision of this Lease, including Tenant’s obligation to restore or clean the Premises following vacation thereof, at Landlord’s election, Tenant shall be deemed not to have earned the right to repayment of the Security Deposit, except those portions not used by Landlord for the payment of any Rent or other charges in default, or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. Landlord may retain such portion of the Security Deposit as it reasonably deems necessary to restore or clean the Premises following vacation by Tenant. The Security Deposit is not to be characterized as Rent until and unless so applied to a Tenant default.

(d) If Landlord elects to use or apply all or any portion of the Security Deposit as provided in Paragraph 32(c) above, Tenant shall within ten (10) business days after written demand therefor pay to Landlord in cash, an amount equal to that portion of the Security Deposit used or applied by Landlord, and Tenant’s failure to so do shall be a material breach of this Lease. The ten (10) business day notice specified in the preceding sentence shall insofar as not prohibited by law, constitute full satisfaction of notice of default provisions required by law or ordinance.

33. CORPORATE AUTHORITY; FINANCIAL INFORMATION. Each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that they are authorized to do so. Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in California, and that Tenant has full right and authority to enter into this Lease. Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties. Tenant hereby further covenants and warrants to Landlord that all financial information and other descriptive information regarding Tenant’s business, which has been or shall be furnished to Landlord, is and shall be accurate and complete in all material respects at the time of delivery to Landlord.

34. PARKING. Tenant shall have the non-exclusive right to use its Prorata Share of the parking situated on the Land, rounded downward to the next lowest Whole number of parking spaces (which equals approximately 3.8 spaces per rentable 1,000 square feet of the Premises). Subject to Landlord’s rights to be reimbursed for Expenses (including, but not limited to governmental fees) Landlord shall not charge Tenant for use of such parking by Tenant or by Tenant’s employees or visitors during the Term. Landlord shall have the right and option of reserving some or all of the parking spaces situated on the Land for the exclusive use of tenants (including Tenant) within the Building on a prorata basis.

35. MISCELLANEOUS.

(a) The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. The term “Landlord” shall include Landlord and its successors and assigns. In any case where this Lease is signed by more than one person, the obligations hereunder shall be joint and several. The term “Tenant” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators, and permitted assigns, according to the context hereof.

(b) Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the State of California. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument by the parties hereto.

(c) If for any reason whatsoever any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

(d) Upon Tenant paying the Rent, Additional Charges and Additional Rent and, so long as Tenant is not in default under this Lease beyond the applicable cure periods noted in Paragraph 19, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease.

(e) This Lease may be executed in counterparts, each of which shall be an original, but all of which shall constitute one (1) instrument.

36. TENANT’S REMEDIES AND LANDLORD’S REMEDIES. Tenant shall look solely to Landlord’s interest in the Project for the recovery of any judgment from Landlord. Landlord, or if Landlord is a limited liability company, its members or managers, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment. Any lien obtained to enforce such judgment and any levy of execution thereon shall be subject and subordinate to any mortgage or deed of trust (excluding any mortgage or deed of trust which was created as part of an effort to defraud creditors, i.e., a fraudulent conveyance); provided, however that any such judgment and any such levy of execution thereon shall not be subject or subordinated to any mortgage or deed of trust that shall have been created or recorded in the official records of Santa Clara County after the date of the judgment giving rise to such lien. Landlord’s interest in the Project shall include any insurance proceeds received by Landlord to the extent that such proceeds are available to Landlord, any condemnation awards paid to Landlord, any payments by Tenant for Real Estate Taxes and Expenses which were not applied to the payment of said Real Estate Taxes and Expenses, and any rights of indemnity owed to Landlord by any insurance company.

37. REAL ESTATE BROKERS. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for any broker named in the Basic Lease Information, whose fees or commission, if earned, shall be paid as provided in the Basic Lease Information. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any other broker, finder or other person with whom the other party has or purportedly has dealt.

38. LEASE EFFECTIVE DATE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

39. HAZARDOUS SUBSTANCE LIABILITY. Landlord shall, upon written request from Tenant, make the following reports (the “Environmental Reports”) available for Tenant’s review: (i) Phase I Environmental site Assessment and Soil and Ground Water Quality Evaluation, 441 Logue Avenue, Mountain View, California, dated December 2, 1999 and prepared by Lowney Associates (Project #1509-1); and (ii) Phase I Site Assessment Report, Professional Office Building, 441 Logue Avenue, Mountain View, California, dated January 18, 2002 and prepared by National Assessment Corporation (Project 02-8012.1). Except as noted in the Environmental Reports, Landlord represents and warrants that to the best of its knowledge, the Premises and Project are presently free of asbestos, toxic waste, underground storage tanks and other Hazardous Substances in amounts exceeding legally established maximum thresholds. Additionally, except as noted in the Environmental Reports, Landlord represents that it has received no written notice of any violation or claimed violation with respect to the presence of toxic or Hazardous Substances on, in or under the Project or of any pending or contemplated investigation or other action relating thereto.

(a) Definition of Hazardous Substances. For the purpose of this Lease, “Hazardous Substances” shall be defined, collectively, as oil, flammable explosives, asbestos, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under applicable environmental laws, ordinance or regulation.

(b) Tenant Indemnity. Tenant releases Landlord from any liability for, waives all claims against Landlord and shall indemnify, defend and hold harmless Landlord, its employees, partners, agents, subsidiaries and affiliate organizations against any and all claims, suits, loss, costs (including costs of investigation, clean up, monitoring, restoration and reasonably attorney fees), damage or liability, whether foreseeable or unforeseeable, by reason of property damage (including diminution in the value of the property of Landlord), personal injury or death directly arising from or related to Hazardous Substances released, manufactured, discharged, disposed, used or stored on, in, or under the Property or Premises during the Term by Tenant or its employees, agents or contractors. The provisions of this Tenant Indemnity regarding Hazardous Substances shall survive the termination of the Lease. Tenant has informed Landlord, that (i) except for immaterial amounts of toxic materials incidental to its office use (e.g. copier toner, typical janitorial cleaning materials), and (ii) except for immaterial amounts of toxic materials incidental to its research and development use, Tenant will not use and Hazardous Substances in material amounts within the Building and shall comply with any applicable laws to the extent that it does. If Tenant intends to use any Hazardous Substances in connection with its research and development use which is beyond levels typical for office tenants, Tenant shall (i) provide written notice to Landlord of the identity of such Hazardous Substances and Tenant’s proposed plan for the use, storage and disposal of such Hazardous Substances, such use, storage and disposal shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) provide evidence satisfactory to Landlord, in the exercise of Landlord’s reasonable discretion, that (A) Tenant has contracted with a responsible chemical supplier and waste pick-up and disposal firm, (B) Tenant is in compliance with all applicable Laws with respect to such Hazardous Substances, and (C) Tenant has adopted secondary containment procedures that are reasonably acceptable to Landlord. Tenant shall provide Landlord with quarterly reports with respect to the use and storage of any Hazardous Substances in connection with its research and development use which is beyond levels typical for office tenants and shall immediately notify Landlord if and when Tenant learns or has reason to believe there has been any release of Hazardous Substances in, on or about the Premises.

(c) Landlord Indemnity. Landlord releases Tenant from any liability for, waives all claims against Tenant and shall indemnify, defend and hold harmless Tenant, its officers, employees, and agents to the extent of Landlord’s interest in the Project, against (i) any and all actions by any governmental agency for clean up of Hazardous Substances existing on, in or under the Property or the Premises as of the date of this Lease or released, manufactured, discharged, disposed, used or stored on, in or under the Property by Landlord or its employees (including, without limitation, any groundwater contamination) including costs of legal proceedings, investigation, clean up, monitoring, and restoration, including reasonable attorney fees, (ii) any and all actions for damages to property instituted by any third parties, if, and to the extent, in either case, arising from the presence of Hazardous Substances on, in or under the Property or Premises as of the date of this Lease or released, manufactured, discharged, disposed, used or stored on, in or under the Property by Landlord or its employees, and (iii) any and all claims, suits, loss, costs (including costs of investigation, clean up, monitoring, restoration and reasonably attorney fees), damage or liability, whether foreseeable or unforeseeable, by reason of property damage (including diminution in the value of the property of Tenant), personal injury or death directly arising from or related to Hazardous Substances released, manufactured, discharged, disposed, used or stored on, in, or under the Property or Premises prior to the date of this Lease or at any time by Landlord or Landlord’s employees. The provisions of this Landlord Indemnity regarding Hazardous Substances shall survive the termination of the Lease.

40. ARBITRATION OF DISPUTES.

ANY CONTROVERSY OR CLAIM (I) ARISING OUT OF THIS LEASE OR A BREACH OF THIS LEASE SOLELY BETWEEN LANDLORD AND TENANT RELATING TO A MONETARY DEFAULT IN AN AMOUNT OF LESS THAN FIFTY THOUSAND DOLLARS ($50,000), BUT NOT INCLUDING A DEFAULT WITH RESPECT TO THE TIMELY PAYMENT OF RENT AND ADDITIONAL CHARGES AND (II) ANY OTHER MATTER EXPRESSLY PROVIDED FOR IN THIS LEASE OR IN THE WORK LETTER ATTACHED TO THIS LEASE AS EXHIBIT “B” TO BE SETTLED BY ARBITRATION, SHALL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE IMMEDIATELY PRECEDING PARAGRAPH OF THIS “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE FIRST PARAGRAPH OF THIS “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

Consent to neutral arbitration by: /s/ Steve Dostart (Landlord): /s/ Fabio Rosati (Tenant).

41. SIGNAGE. Tenant shall have the exclusive right to have its name displayed on the lower position on the monument sign located at the Building entrance. (Landlord reserves the right to give another tenant signage at the front of the Building). Any signage (including the addition of Tenant’s name to the monument sign) shall be subject to approval by Landlord as well as applicable regulatory bodies. All signage shall be at Tenant’s expense.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

441 LOGUE AVENUE ASSOCIATES, LLC a Delaware limited liability company

By:	/s/ Steve Dostart
Name:	Steve Dostart
Its:	Manager

TENANT:

ELANCE, INC. a Delaware corporation

By:	/s/ Fabio Rosati
Name:	Fabio Rosati
Its:	President & CEO

By:	/s/ Ved Sinha
Name:	Ved Sinha
Its:	VP, Product

EXHIBIT “A”

PREMISES

EXHIBIT “A-1”

LAND

REAL PROPERTY in the City of Mountain View, County of Santa Clara, State of California, described as follows:

All of Parcel One, as shown on a Parcel Map recorded February 3, 1984 in Book 524 of Maps, page 27, Records of Santa Clara County.

APN: 160-57-013

ARB: 159-43-042

Exhibit A-1 - Page

EXHIBIT “A-2”

BUILDING

Exhibit A-2 - Page 1

EXHIBIT “A-3”

PROJECT

24'-0" TYP.
18'-0"
20'-2 1/4"
10 STALLS @ 8'-6" EA. = 85'-0"
10 STALLS @ 8'-6" EA. = 85'-0"

Exhibit A-3 - Page 1

EXHIBIT “B”

WORK LETTER

1. Landlord’s Work: Tenant shall accept the Premises in its “as-is” condition (regardless of how the plan attached hereto as Schedule 1 depicts the Premises) provided, however, that Landlord shall at its sole expense, in a good and workman-like manner, in compliance with applicable Laws and Regulations, and using Building standard materials and finishes, make the following improvements (collectively, the “Landlord’s Work”) to the Premises:

(a) Reconstruct the front lobby used to access the second floor of the Building so as to eliminate access from such lobby to the conference room within the Premises (it is anticipated that the Premises following such reconstruction will be configured as shown on Schedule 1 hereto, subject to changes required by any applicable governmental authorities);

(b) Replacing all stained or damaged ceiling tiles in the Premises with new ceiling tiles;

(c) Ensuring that all light fixtures are working properly and new light bulbs have been installed where required;

(d) Washing all windows and professionally cleaning the Premises;

(e) Delivering all mechanical, HVAC and electrical systems servicing the Building and the Premises in good operational condition and increasing the tonnage of the HVAC equipment and corresponding duct and ventilation capacity servicing the Server room to seven (7) tons; and

(f) Providing all existing floor furniture for Tenant’s Use during the term of the Lease (although such furniture shall remain the property of Landlord after the termination of the Lease).

In addition to the work to be performed above, Landlord warrants that the Premises and the Building were ADA compliant at the time of the original construction of the Building.

Exhibit B - Page 1

SCHEDULE 1

ANTICIPATED RE-CONFIGURATION OF PREMISES

Exhibit B - Page 2

EXHIBIT “C”

RULES AND REGULATIONS

1. Sidewalks, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress to and egress from the Premises. Tenant, and Tenant’s employees or invitees, shall not go upon the roof of the Building, except as authorized by Landlord or pursuant to Paragraph 46 of the Lease.

2. Except as expressly permitted by the Lease, no sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on the Premises or any part of the Building without the prior written consent of Landlord, which consent not be unreasonably withheld, conditioned or delayed, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement or notice without notice to and at the expense of Tenant. If Landlord shall have given such consent to Tenant at any time, whether before or after the execution of the Lease, such consent shall not in any way operate as a waiver or release of any of the provisions hereof or of the Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.

3. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window, door or patio on the Premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord’s window coverings and shall not in any way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside the Building.

4. During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of tenants and protection of the Building and property in the Building.

5. Tenant shall see that the doors of the Premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off (other than as required for security or safety purposes) before Tenant or its employees leave such Premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage. On multiple-tenancy floors, all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

6. Tenant shall not alter any lock or access device or install a new or additional lock-or access device or any bolt on any door of the Premises without prior written notice to Landlord, and shall immediately provide Landlord with new keys or other access devises upon such alteration or installation. Tenant shall not make or have made additional copies of any keys or access devices provided by Landlord but shall instead obtain any necessary additional keys or devices from Landlord. Tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys or access devices for the Building, offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have had made. In the event of the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord the actual cost (including rekeying if necessary) therefor.

7. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule by Tenant or Tenant’s employees or invitees shall be borne by Tenant.

8. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office or office equipment. Tenant shall not use any method of heating or air conditioning other than supplied or approved by Landlord.

Exhibit C - Page 1

9. Tenant shall not use, keep or permit to be used or kept in the Premises any foul or noxious gas or substance or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about the Premises or the Building.

10. Except as consented to by Landlord, no cooking shall be done or permitted by Tenant on the Premises (except that use by the Tenant of Underwriter’s Laboratory approved equipment for the preparation of coffee, tea, hot chocolate and similar beverages for Tenant and its employees shall be permitted, provided that such equipment and use are in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations), nor shall Premises be used for lodging.

11. Except as allowed by, and then in accordance with, the express provisions of the Lease, Tenant shall not install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

12. Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule by Tenant or Tenant’s contractors, employees or invitees or the removal of any floor covering shall be borne by Tenant.

13. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

14. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Tenant shall not mark, use double-sided adhesive tape on, or drive nails, screw or drill into, the partitions, woodwork or plaster or in any way deface the Premises or any part thereof. Tenant may hang pictures on walls in the Premises. Any damage to the walls caused by molly bolts, or like hanging materials, will be repaired by Tenant.

15. Tenant shall store all trash and garbage within the interior of the Premises or in the appropriate trash collection areas outside of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the jurisdiction in which the Premises is located, without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate.

16. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building or Project are prohibited, and Tenant shall cooperate to prevent the same. Tenant shall not make room-to-room solicitation of business from other tenants in the Building or Project.

17. Landlord shall have the right, exercisable upon reasonable advance notice and without liability to Tenant, to change the name and address of the Building or Project. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address. Tenant may use Project’s name on its stationery and business cards.

18. Landlord reserves the right to exclude or expel from the Building or Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the rules or regulations of the Building.

Exhibit C - Page 2

19. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by any governmental agency.

20. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage which includes keeping doors locked and other means of entry to the Premises closed, unless caused by the negligence or willful misconduct of Landlord, its agents, servants, or employees (“Landlord Parties”).

21. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant’s employees, agents, clients, customers, invitees and guests.

22. Tenant shall not use the Common Areas for any gathering, party, picnic or similar functions without Landlord’s prior written consent. Any such consent shall be conditioned upon Tenant indemnifying, defending and holding Landlord harmless against any personal injury, death or damages to the Project or any portion thereof or any other property of Landlord or any other tenants in the building or any other party as a result of the function, and to paying to Landlord as an Additional Charge any costs incurred by Landlord in connection with such event. Prior to any such gathering, party, picnic or similar function, Tenant shall provide Landlord with evidence of insurance, in the form and liability amounts reasonably required by Landlord, covering the foregoing indemnification obligations.

23. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building or Project. Where Landlord’s consent is provided for in these Rules and Regulations, such consent shall not be unreasonably withheld, conditioned or delayed.

24. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinafter stated and any additional rules and regulations which are adopted and which are not contrary to Tenant’s rights under the Lease. No new Rule or Regulation shall be designed to discriminate solely against Tenant.

25. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant’s employees, agents, clients, customers, invitees and guests.

26. Unless otherwise defined, terms used in these Rules and Regulations shall have the same meaning as in the Lease.

Exhibit C - Page 3

EXHIBIT “D”

ACKNOWLEDGEMENT OF COMMENCEMENT OF TERM

, 2007

Elance, Inc.

Attn:

Re:

Acknowledgement and Confirmation of Commencement Date under the 441 Logue Avenue Lease Agreement between 441 Logue Avenue Associates, LLC (“Landlord”) and Elance, Inc. (“Tenant”), dated as of March 27, 2007 (the “Lease”)

Dear Sirs:

This letter will confirm that:

1.	The Commencement Date under (and as defined in) the Lease is May 1, 2007;

2.	Elance, Inc. has accepted delivery of the Premises; and

3.	The condition of the Building (including Landlord’s Work) complies with Landlord’s obligations under (punch list items excepted).

Please acknowledge your receipt of this letter and confirmation of and agreement with the foregoing by signing and returning a copy to the undersigned.

Very truly yours,

441 Logue Avenue Associates, LLC,

a Delaware limited liability company

By:
Name:
Its: Manager

Exhibit D - Page 1

Acknowledged and Agreed:

Elance, Inc., a Delaware corporation

By:
Name:
Its:

Exhibit D - Page 2

EXHIBIT A

SCHEDULE OF SALE PROPERTY

DESCRIPTION	AMOUNT	SIZE
Cubicles / Office Furniture
8 x 8 Teknion Cubicles with overhead/bb/bbf	39
Conference Table	1	7 x 7 Square
Office - P-Top with return overhead with bulletin board	6	11x12 office
Task chairs
Reception Desk/Station	1
NEC 124i Phone system
Key Telephone System	1
Voicemail System, Vanguard Mail	1
Telephones
16 button	5
22 button	51
Reception extension	1
Racks
Server racks	4	19 inch

AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE (this “Amendment”) is entered into as of June 30, 2009, by and between 441 LOGUE AVENUE ASSOCIATES, LLC a Delaware limited liability company (“Landlord”), and ELANCE, INC., a Delaware corporation (“Tenant”).

RECITALS

This Amendment is entered into on the basis of the following facts, understandings and intentions of the parties:

A. Landlord and Tenant entered into that certain 441 Logue Avenue Lease Agreement (the “Lease”) dated as of March 27, 2007.

B. Pursuant to the Lease, Tenant leases certain space and improvements consisting of approximately 14,889 rentable square feet on the first floor of the building located at 441 Logue Avenue, Mountain View, California, as more particularly described in the Lease (the “Premises”). Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Lease.

C. The Term of the Lease is scheduled to expire on April 30, 2010. Landlord and Tenant now desire to amend the Lease pursuant to the provisions hereof.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the parties hereto agree as follows:

1. Extension of Term. The Term of the Lease is hereby extended to and including April 30, 2013, which date shall hereafter be the Expiration Date. All reference in the Lease to the “Expiration Date” are hereby amended to mean and refer to April 30, 2013.

2. Base Rent. Effective as of July 1, 2009, monthly Base Rent payable under the Lease shall be as follows:

Months:	Rental Rate per rentable square foot per month:
July, 2009 – April, 2010	$1.85
May, 2010 – April, 2011	$1.95
May, 2011 – April, 2012	$2.05
May, 2012 – April, 2013	$2.15

3. Condition of Premises. Tenant acknowledges that it is currently in possession of the Premises and agrees to continue in possession thereof “AS IS” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements to the Premises on account of the extension of the Term hereunder or for any other reason, purposes or cause.

4. Brokerage Commission. Landlord hereby warrants and represents to Tenant that Landlord has not had dealings with any real estate broker, finder or other person with respect to this Amendment in any manner, except for CPS CORFAC International/CB Richard Ellis; and Tenant hereby warrants and represents to that Landlord has not had dealings with any real estate broker, finder or other person with respect to this Amendment in any manner, except for Colliers International. Landlord shall pay all commissions due to CPS CORFAC International/CB Richard Ellis and to Colliers International in connection with this Amendment. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any other broker, finder or other person with whom the other party has or purportedly has dealt.

5. Acknowledgements. Tenant (i) acknowledges and agrees that Landlord has performed each and every obligation of Landlord to be performed under the Lease as of the date of this Amendment, and that Landlord is not in default of any such obligation, and (ii) represents and warrants to Landlord that Tenant is not in default under the Lease and that, to the best of Tenant’s knowledge, no event, condition or circumstance exists which, with the giving of notice and/or the passage of time, would constitute a default by Tenant under the Lease.

6. Lease Remains in Full Force and Effect. Except as modified above, the Lease shall remain unmodified and in full force and effect. In the event of any inconsistency between the terms and provisions of the Lease and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease as of the day first above written.

LANDLORD:

441 LOGUE AVENUE ASSOCIATES, LLC, a Delaware limited liability company

By:	/s/ Steve Dostart
Name:	Steve Dostart
Its:	Manager

TENANT:

ELANCE, INC., a Delaware corporation

By:	/s/ Fabio Rosati
Name:	Fabio Rosati
Its:	President & CEO

By:	/s/ Michael J. Culver
Name:	Michael J. Culver
Its:	VP Finance/Legal

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is entered into as of May 31, 2012 (the “Effective Date”), by and between 441 LOGUE AVENUE ASSOCIATES, LLC a Delaware limited liability company (“Landlord”), and ELANCE, INC., a Delaware corporation (“Tenant”).

RECITALS

This Amendment is entered into on the basis of the following facts, understandings and intentions of the parties:

A. Landlord and Tenant entered into that certain 441 Logue Avenue Lease Agreement dated as of March 27, 2007 (as amended by that certain Amendment to Lease dated June 30, 2009, the “Lease”).

B. Pursuant to the Lease, Tenant leases certain space and improvements consisting of approximately 14,889 rentable square feet on the first floor of the building located at 441 Logue Avenue, Mountain View, California (the “Building”), as more particularly described in the Lease (the “Initial Premises”). Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Lease.

C. Tenant desires to (i) extend the Term of the Lease, and (ii) lease an additional approximately 16,975 rentable square feet on the second floor of the Building, all on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the parties hereto agree as follows:

1. Definitions. The terms defined in this Section 1 shall, for all purposes of this Amendment, the Lease and all agreements supplemental hereto, have the meanings specified in this Section 1 unless expressly stated otherwise.

(a) “Expansion Date” means the earlier to occur of (i) August 1, 2012, or (ii) the date upon which Tenant commences to conduct business operations from the Expansion Premises.

(b) “Expansion Premises” means Suite 200, containing approximately 16,975 square feet of Rentable Area, outlined on Exhibit A attached hereto.

(c) “Expansion Premises Delivery Date” means June 1, 2012 or such later date as the current tenant of the Expansion Premises surrenders possession thereof.

(d) “Initial Premises” means the premises described in the Lease and outlined on Exhibit B to the Lease, which premises is commonly known and referred to as Suite 150 and contains approximately 14,889 square feet of Rentable Area.

(e) “Premises” means (i) the Initial Premises until the day preceding the Expansion Date, and (ii) the Initial Premises and the Expansion Premises from and after the Expansion Date.

2. Extension of Term. The Term of the Lease is hereby extended to and including April 30, 2019, which date shall hereafter be the Expiration Date. All reference in the Lease to the “Expiration Date” are hereby amended to mean and refer to April 30, 2019.

3. Expansion of Premises.

(a) Effective as of the Expansion Date the Premises (and the definition of the “Premises”) shall be modified to mean and include both the Initial Premises and the Expansion Premises. As a result of such expansion, effective upon the Expansion Date, the deemed square footage of the Premises shall be and become 31,684 square feet and Tenant’s Prorata Share and Tenant’s Share of Expenses and Real Estate Taxes shall be one hundred percent (100.00%).

(b) If Landlord, for any reason whatsoever, cannot deliver possession of the Expansion Premises to Tenant on before August 1, 2012 for the purpose specified in Section 3(c), this Amendment shall not be void or voidable, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and Tenant shall have no obligation to pay monthly Base Rent or Additional Charges with respect to the Expansion Premises until the day following the date on which possession of the Expansion Premises is delivered to Tenant (such date thereupon becoming the “Expansion Date” for purposes of this Amendment). Notwithstanding the foregoing, if Landlord is unable to deliver the Expansion Premises by August 1, 2012 (as extended day-for-day for each day of Force Majeure Delay) (the “Expansion Premises Outside Delivery Date”), then Tenant shall have the right, as its sole remedy, to terminate this Amendment to Lease by providing written notice to Landlord within fifteen (15) business days following the Expansion Premises Outside Delivery Date, in which event the Lease shall continue in full force and effect as if the parties had not entered into this Amendment and Landlord shall promptly return to Tenant the August, 2012 Base Rent for the Expansion Premises paid by Tenant pursuant to the provisions of Section 6(d). For purposes hereof, the failure of the existing tenant of the Expansion Premises to vacate the Expansion Premises shall not be an event of Force Majeure Delay.

(c) Notwithstanding the above, Tenant shall be entitled to early occupancy of the Expansion Premises at any time after the Expansion Premises Delivery Date for the sole purposes of (1) installing Tenant’s furniture and telephone and other communications cabling and (2) performing Tenant’s Expansion Work (defined below), provided that (i) Tenant covenants and agrees that Tenant and Tenant’s employees, agents or contractors will cooperate with Landlord to coordinate the performance and completion of the Landlord’s Expansion Work concurrently with Tenant’s Expansion Work, (ii) Landlord shall have no liability to Tenant for delays in completing the Landlord’s Expansion Work which result from, are caused by or arise out of the interference by Tenant or Tenant’s employees, agents or contractors in the performance of the Landlord’s Expansion Work, (iii) Tenant and Tenant’s employees, agents and contractors shall promptly comply with any and all requests made by Landlord or Landlord’s contractor(s) that Tenant remove its property from those areas in or around which Landlord is performing the Landlord’s Expansion Work, and (iv) Landlord shall not be liable for, Tenant hereby waives all claims which Tenant may have against the Landlord Parties, and Tenant shall indemnify and hold harmless Landlord from and defend Landlord against any and all claims or liability for any injury or damage to any person or property in or about the Expansion Premises resulting from or arising out of or in connection with the performance of Tenant’s Expansion Work (except to the extent arising from the negligence or willful misconduct of Landlord). Tenant’s early occupancy of the Expansion Premises for the sole purpose provided in this Section shall be subject to all of the terms and conditions of the Lease, provided that (x) the Premises shall not include the Expansion Premises until the Expansion Date, and (y) Tenant shall not be obligated to pay monthly Base Rent or Additional Charges with respect to the Expansion Premises for the period from the Expansion Premises Delivery Date until the Expansion Date.

(d) Within five (5) business days after the Expansion Date, the parties shall execute a letter confirming the Expansion Date and certifying that Tenant has accepted delivery of the Premises, in form substantially similar to EXHIBIT “D” attached to the Lease (the “Expansion Date Memorandum”). Either party’s failure to request execution of, or to execute, the Expansion Date Memorandum shall not in any way alter the Expansion Date.

4. Landlord’s Expansion Work.

(a) Landlord shall deliver the Expansion Premises to Tenant on the Expansion Date having completed the work necessary (“Landlord’s Expansion Work”) to deliver the Expansion Premises (i) in clean and sanitary condition, and (ii) with all electrical and mechanical systems in good working order, without taking into effect thereon any alterations or modifications which may thereafter be made to the Expansion Premises by Tenant, its agents or contractors.

(b) Landlord’s Expansion Work shall be performed at Landlord’s sole cost and expense. Except as expressly provided in this Section 3(b), Landlord shall not be required to make any improvements to the Initial Premises or the Expansion Premises, and Tenant shall accept the Expansion Premises in its condition existing as of the Expansion Premises Delivery Date (subject to Landlord’s obligation to complete Landlord’s Expansion Work”) “AS IS” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements to the Premises on account of the extension of the Term or the expansion of the Premises hereunder or for any other reason, purposes or cause.

5. Tenant’s Expansion Work.

(a) Construction of Tenant’s Expansion Alterations.

(i) Landlord hereby acknowledges that Tenant wishes to (i) carpet and paint the Premises (including both the Expansion Premises and the Initial Premises), and (ii) construct within the Expansion Premises those improvements described on Exhibit B attached hereto (collectively herein, the “Approved Tenant Expansion Alterations”) and Landlord hereby consents to the construction of the Approved Tenant Expansion Alterations, subject to Landlord’s approval to final carpet and paint specifications, and provided, however, that Tenant shall not be entitled to commence any work on the Approved Tenant Expansion Alterations or the Tenant’s Additional Expansion Alterations (defined below) until Tenant has provided

Landlord with a letter of credit satisfying the requirements of Section 8. Any changes to Tenant’s Preliminary Plans (defined below), including without limitation the addition of any improvements not shown on Tenant’s Preliminary Plans shall be subject to Landlord’s prior written consent (any such additional improvements to which Landlord gives its prior written consent are referred to herein as “Tenant’s Additional Expansion Alterations” and the Approved Tenant Expansion Alterations and any Tenant’s Additional Expansion Alterations are referred to herein as “Tenant’s Expansion Alterations”). At the time Landlord gives its consent to any Tenant’s Additional Expansion Alterations, Landlord shall designate which portions, if any, thereof Tenant shall be required to remove or restore upon the expiration or sooner termination of the Term. Tenant and Landlord hereby acknowledge and agree that the provisions of Paragraph 6 of the Lease and the provisions of Exhibit B—Work Letter attached to and made a part of the Lease shall not apply to the Tenant Expansion Alterations. Landlord further acknowledges and agrees that, from and after the Expansion Premises Delivery Date, Tenant, the Contractor (defined below) and Tenant’s agents and contractors shall be provided access to the Expansion Premises and shall be permitted to construct the Tenant Expansion Alterations therein subject to the provisions of this Section 5. Notwithstanding anything to the contrary within the Lease, including, without limitation, the provisions of Paragraph 6 of the Lease, at the expiration or sooner termination of the Lease, (A) the Approved Tenant Expansion Alterations (including without limitation any replacement cubicles which may be installed by Tenant, with Landlord’s prior written consent, in the Initial Premises) shall remain within the Premises and shall become the property of Landlord except as provided in clause (B) below, (B) Tenant shall remove or restore any Tenant’s Additional Expansion Alterations as specified by Landlord at the time it gave its written consent thereto, and (C) Tenant shall deliver to Landlord possession of the Premises with all of the Tenant Expansion Alterations (including without limitation any replacement cubicles but excluding any of Tenant’s Additional Expansion Alterations which are required to be removed or restored) in place and in good condition and repair, subject to normal wear and tear and damage by casualty.

(ii) Tenant shall retain and cause TEAMWRKX, Inc. (the “Contractor”) to construct and install the Tenant Expansion Alterations in accordance with a construction contract reasonably approved by Landlord (the “Tenant’s Expansion Work”). Tenant’s Expansion Work shall be performed in a good and workmanlike manner in accordance with Tenant’s Plans (defined below), Tenant shall administer the construction of Tenant’s Expansion Work in cooperation with Landlord, and Landlord shall reasonably cooperate with Tenant’s construction of the Tenant Expansion Alterations within the Premises, including, without limitation, providing afterhours access to the Expansion Premises to Tenant and Tenant’s agents and contractors and affording access to the elevators within the building for the purpose of affording construction access.

(iii) Landlord and its agents may inspect Tenant’s Expansion Work in the course of construction and on completion of Tenant’s Expansion Work, provided, however, that Landlord’s failure to inspect Tenant’s Expansion Work shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of Tenant’s Expansion Work constitute Landlord’s approval of the same. Landlord shall have the right to object to any material deviation from Tenant’s Plans not previously approved by Landlord, and Tenant shall cause such deviation to be corrected. If the deviation is material in the Landlord’s reasonable judgment and may have an adverse affect on the Building, and if the deviation is not promptly corrected by Tenant, Landlord may cause such deviation to be remedied, at Tenant’s expense.

(b) Payment for Tenant’s Expansion Work.

(i) All costs of designing, permitting and constructing Tenant’s Expansion Work shall be borne by Tenant, except as otherwise expressly provided in this Amendment. Landlord agrees to provide Tenant a one-time tenant improvement allowance in the amount of up to, but not exceeding, $259,861 (the “Tenant Allowance”) to be applied toward the hard and soft costs (excluding architect’s and engineering costs) of constructing the Tenant Improvements in accordance with the approved Tenant’s Plans (defined below) (collectively, the “Allowance Costs”). The Allowance Costs shall not include, and the Tenant Allowance shall not be used for, the costs of acquisition or installation of Tenant’s trade fixtures, equipment, furniture, furniture partitions, furnishings, personal property or for any other matter or purpose not permitted above, and Tenant shall be responsible for the direct payment of all costs and expenses incurred in connection with Tenant’s Expansion Work which are not Allowance Costs. Tenant shall not be required to pay Landlord any in-house supervisory profit or other compensation in connection with the performance of Tenant’s Expansion Work by a third party. Tenant shall be allowed to request monthly draws against the Tenant Allowance in a format reasonably required by Landlord.

(ii) The Tenant Allowance shall be disbursed as provided below. Subject to Section 5(b)(iii) below, Landlord shall make all payments directly to the Contractor, subcontractors and/or material suppliers, as appropriate, using Landlord’s disbursement process which shall include such conditions (such as the receipt of lien waivers from the payees) as Landlord may reasonably require.

(iii) If any changes to Tenant’s Plans increase Landlord’s reasonable estimate of the total Allowance Costs beyond the amount of the Tenant Allowance, Landlord shall deliver such updated cost estimate to Tenant and the difference between (i) the amount of the updated estimated total Allowance Costs and (ii) the amount of the Tenant Allowance plus any deposits previously made by Tenant pursuant to this Section 5(b)(iii) (referred to herein as the “Over-Allowance Amount”) shall be paid by Tenant directly to the Contractor, subcontractors and/or material suppliers, as appropriate, prior to Landlord’s disbursement of any portion of the Tenant Allowance.

(c) Changes to Tenant’s Plans. Landlord has previously approved Tenant’s preliminary plans attached hereto as Exhibit B (“Tenant’s Preliminary Plans”). If Tenant desires to make further alterations to Tenant’s Preliminary Plans, Tenant shall contract with ArcTec, Inc. (the “Architect”) to modify the construction drawings and shall submit such proposed changes to Landlord for Landlord’s prior written approval prior to commencing construction of any of such alterations. Landlord shall approve or disapprove any requested changes to the Tenant’s Preliminary Plans within ten (10) days following Landlord’s receipt of Tenant’s request for the proposed change in sufficient detail to permit Landlord to fully evaluate such request. Landlord and Tenant shall work cooperatively to mutually agree on any modifications to Tenant’s Preliminary Plans. Tenant’s Preliminary Plans together with any modifications thereto approved by Landlord shall be referred to as “Tenant’s Plans”.

6. Modification of Base Rent.

(a) Until April 30, 2013, the monthly Base Rent for the Initial Premises shall be as currently set forth in the Lease. From the Expansion Date until April 30, 2013, the monthly Base Rent for the Expansion Premises shall be $46,186.25 per month (i.e. $2.75 per rentable square foot of the Expansion Premises).

(b) From May 1, 2013 until April 30, 2014, the monthly Base Rent for the entire Premises shall be $89,665.72 per month (i.e. $2.83 per rentable square foot of the Premises).

(c) Commencing on May 1, 2014 and continuing on May 1 of each calendar year thereafter, the monthly Base Rent shall increase by three percent (3.0%) over the monthly Base Rent which was in effect immediately preceding such adjustment.

(d) Concurrently with Tenant’s execution of this Lease, Tenant shall pay to Landlord the August, 2012 Base Rent for the Expansion Premises.

7. Electric Charging Stations. If requested by Tenant, Landlord shall work cooperatively with Tenant in obtaining any governmental approvals and permits required for, and otherwise facilitating, the addition of four electric vehicle charging stations at the Building at Tenant’s sole cost and expense. Landlord makes no representation or warranty that such electric vehicle charging stations can be added.

8. Security Deposit. On or before June 12, 2012, Tenant shall deliver to Landlord a letter of credit in the form specified below in the amount of Two Hundred Sixty-Two Thousand Eight Hundred Seventy-Eight Dollars ($262,878.00), and promptly following its receipt of said letter of credit, Landlord shall return to Tenant the existing cash Security Deposit of Thirty-Three Thousand Five Hundred and 25/100 Dollars ($33,500.25). Upon Landlord’s receipt of such letter of credit, Paragraph 32 of the Lease shall be amended to read, in its entirety, as follows:

“32. SECURITY DEPOSIT.

(a) Tenant shall deposit with Landlord a security deposit in the sum of Two Hundred Sixty-Two Thousand Eight Hundred Seventy-Eight Dollars ($262,878.00) in the form of an unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”) satisfying the requirements set forth in Paragraph 32(b). Provided that an uncured Draw Event (defined below) does not then exist, the Security Deposit shall be reduced to an amount equal to one (1) month’s Base Rent for the entire Premises upon the later of (a) December 31, 2012, or (b) the date of Tenant’s delivery to Landlord of financial statements in accordance with Paragraph 33 below showing that Tenant has had twelve (12) consecutive quarters of net income profitability (determined in accordance with GAAP).

(b) The Letter of Credit shall be issued by a financial institution, and in form and substance, acceptable to Landlord, in its sole discretion, with an original term of no less than one year and automatic extensions through the end of the Term of this Lease and sixty (60) days thereafter. Landlord shall not unreasonably withhold its approval of such a financial institution if it is a national bank, or a bank branch located in the United States (with an office in the United States allowing the Letter of Credit to be presented to and paid by such office pursuant to procedures acceptable to Landlord in its reasonable discretion) with assets of the issuing bank or bank branch in excess of Twenty Billion Dollars ($20,000,000,000). Landlord hereby approves Silicon Valley Bank as an “issuing bank” for the purposes of the Letter of Credit required by the provisions of this Paragraph 32(b). If Landlord determines at any time, in good faith with respect to any issuing bank other than Silicon Valley Bank, that either (A) the issuing bank or bank branch has assets of less than Twenty Billion Dollars ($20,000,000,000), (B) the issuing bank does not have, or ceases to have, a long term rating of at least BBB+ or (C) the issuing bank or bank branch has or intends to close or cease operations from the issuing bank branch, then Landlord may require that Tenant replace the Letter of Credit with a Letter of Credit from a different financial institution acceptable to Landlord, in the reasonable exercise of its discretion, within fifteen (15) business days after Tenant’s receipt of notice of such requirement from Landlord. The Letter of Credit shall (A) be a stand-by irrevocable letter of credit; (B) be payable to Landlord, its Mortgagee or their assignees (any of the foregoing, the “Beneficiary”); (C) require that any draw on the Letter of Credit shall be made only upon receipt by the issuer of a letter signed by a purported authorized representative of the Beneficiary certifying that the Beneficiary is entitled to draw on the Letter of Credit pursuant to this Lease; (D) allow partial and multiple draws; (E) be fully transferable by Landlord, provided, however, that Landlord shall be responsible, at Landlord’s sole cost and expense, for paying any transfer fees, reissuance fees and other costs and expenses in relation to any transfer of the Letter of Credit; (F) provide that it is governed by the Uniform Customs and Practice for Documentary Credits (2007 revisions) International Chamber of Commerce Publication 600; (G) either provide for automatic annual extensions, without amendment (so-called “evergreen” provision) with a final expiry date no sooner than sixty (60) days after the Expiration Date or be cancelable if, and only if, the issuer delivers to Beneficiary no less than sixty (60) days advance written notice of issuer’s intent to cancel; and (H) require the issuer to make payment to the Beneficiary on the next business day after the day of presentation by the Beneficiary. Tenant shall keep the Letter of Credit, at its expense, in full force and effect until the sixtieth (60th) day after the Expiration Date or other termination of this Lease, to insure the faithful performance by Tenant of all of the covenants, terms and conditions of this Lease, including, without limitation, Tenant’s obligations to repair, replace or maintain the Premises.

(c) At any time after a Draw Event (as defined below) occurs, the Beneficiary may present its written demand for payment of the entire face amount of the Letter of Credit (or, at the Beneficiary’s sole election, for payment of a portion of the amount of the Letter of Credit as is required to compensate Landlord for damages incurred, with subsequent demands at the Beneficiary’s sole election as Landlord incurs further damages) and the funds so obtained shall become due and payable to the Beneficiary. The Beneficiary may retain such funds to the extent required to compensate Landlord for damages incurred, or to reimburse Landlord as provided herein, in connection with any such default or other Draw Event, and any remaining funds shall be held as cash security for Tenant’s obligations hereunder. A “Draw Event” shall mean any of the following: (A) a “default” (as defined in and determined pursuant to Paragraph 19(a) of this Lease) by Tenant in the performance of its obligations under this Lease occurs (hereinafter referred to in this Paragraph 32 as a “Default”); (B) the existence of both (I) an uncured failure by Tenant to perform one or more of its obligations under this Lease beyond any notice, grace or cure period under Paragraph 19(a) that would apply to such failure had such notice been given upon the first occurrence of such failure, and (II) circumstances in which Landlord is stayed, enjoined or otherwise prevented by operation of law from giving to Tenant a written notice which would be necessary for such failure of performance to constitute a Default; (C) the Lease is terminated by Landlord due to a Default by Tenant; (D) the Letter of Credit is not replaced with a Letter of Credit from a different financial institution if and when required by Paragraph 32(b); and (E) the Letter of Credit is not extended by the date which is sixty (60) days prior to its expiration.

(d) If Landlord or the Beneficiary uses any portion of the Letter of Credit, or the cash security deposit resulting from a draw on the Letter of Credit, to cure any Default by Tenant hereunder and/or for any other reason permitted or contemplated by this Paragraph 32, Landlord may, at its election, so inform Tenant in writing and request that Tenant provide a replacement Letter of Credit or pay to Landlord a sum sufficient to return the Letter of Credit or cash security to one hundred percent (100%) of the original face amount of the Letter of Credit. Within five (5) business days of the receipt by Tenant of such a notice from Landlord, Tenant shall provide a replacement Letter of Credit to Landlord or pay to Landlord in cash or immediately available funds the sum so requested, and the sum so paid by Tenant shall be held by Landlord as a part of the required Security Deposit hereunder. Tenant’s failure to provide such replacement Letter of Credit or make such payment within such time period shall constitute a “default” under Paragraph 19(a) of this Lease without the necessity of further notice or opportunity to cure. Such replenishment obligation shall bear interest at the Default Rate hereunder, and Tenant acknowledges that attachment will be a proper remedy by which Landlord may seek to recover the amount that Tenant has then failed to pay. Any unused portion of the funds so obtained by Landlord or the Beneficiary shall be returned to Tenant upon replacement of the Letter of Credit in the full required amount. Any cash proceeds resulting from a draw upon or replenishment of the Letter of Credit shall be treated as the Security Deposit required under this Paragraph 32.

(e) Landlord shall be entitled to assign the Letter of Credit and its rights thereto from time to time in connection with an assignment of this Lease to a Mortgagee as security for the obligations of Landlord to such Mortgagee, or in connection with a sale or other transfer of Landlord’s interest in the Project. Tenant shall cooperate with Landlord in connection with any modifications of or amendments to the Letter of Credit that may be reasonably requested by any Mortgagee in connection with any such assignment. At Landlord’s sole election, Landlord may also direct Tenant to cause the Letter of Credit to directly name a Mortgagee as the sole beneficiary thereunder, provided, however, that Landlord shall be responsible, at Landlord’s sole cost and expense, for paying any transfer fees, reissuance fees and other costs and expenses in relation to any transfer of the Letter of Credit.

(f) Within ninety (90) days of the expiration of the Term or earlier termination of this Lease, and provided that Tenant is not then in Default, the Letter of Credit or any portion of the Security Deposit, as applicable, then held by Landlord shall be returned to Tenant, reduced by those amounts that may be required by Landlord to remedy Defaults on the part of Tenant in the payment of rent, to repair damages to the Premises caused by Tenant, to pay for the cost of the removal of any improvements or property which Tenant is required, by the terms of this Lease, to remove but fails to remove, and to clean the Premises; provided, however, that (i) notwithstanding the time period specified above, Landlord shall not be obligated to return the Letter of Credit or Security Deposit or any part thereof until all breaches by Tenant of its obligations under this Lease have been cured and all damages which Landlord may suffer in connection with any such breach have been ascertained in amount and paid in full; and (ii) in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its covenants and obligations hereunder.

(g) If Landlord conveys or transfers its interest in the Premises and, as a part of such conveyance or transfer, Landlord assigns its interest in this Lease: (i) the Letter of Credit or Security Deposit (or any portion thereof not previously applied) shall be transferred to Landlord’s successor; and (ii) Landlord shall be released and discharged from any further liability to Tenant with respect to the Letter of Credit or Security Deposit after Landlord’s transfer of the Letter of Credit or Security Deposit. In no event shall any Mortgagee, or any purchaser of all or any portion of the Project at a public or private foreclosure sale or exercise of a power of sale, have any liability or obligation whatsoever to Tenant or Tenant’s successors or assigns for the return of the Letter of Credit or Security Deposit in the event any such Mortgagee or purchaser becomes a mortgagee in possession or succeeds to the interest of Landlord under this Lease unless, and then only to the extent that, such Mortgagee or purchaser has received all or any part of the Letter of Credit or Security Deposit. No trust relationship is created herein between Landlord and Tenant with respect to the Letter of Credit or Security Deposit. Tenant acknowledges that the Security Deposit or Letter of Credit is not an advance payment of any kind or a measure of Landlord’s damages in the event of a Default by Tenant. Tenant hereby waives any rights that it may now or hereafter have under California Civil Code Section 1950.7 (except subsections (b), (d) and (e) of Section 1950.7) and the provisions of any other Law that are inconsistent with this Paragraph 32.”

9. Brokerage Commission.

(a) Landlord hereby warrants and represents to Tenant that Landlord has not had dealings with any real estate broker, finder or other person with respect to this Amendment in any manner, except for Cassidy Turley/CB Richard Ellis (“Cassidy Turley”) and Colliers International (“Colliers”); and Tenant hereby warrants and represents to that Landlord has not had dealings with any real estate broker, finder or other person with respect to this Amendment in any manner, except for Cassidy Turley and Colliers.

(b) Landlord shall pay, in connection with this Amendment, a commission due to Cassidy Turley and a commission due to Colliers pursuant to separate written agreements between Landlord and Cassidy Turley and Colliers, respectively.

(c) Tenant shall indemnify and hold harmless Landlord from all damages resulting from any claims that may be asserted against Landlord by any broker, finder or other person with whom Tenant has or purportedly has dealt, expressly excluding Cassidy Turley and Colliers; and Landlord shall indemnify and hold harmless Tenant from all damages resulting from any claims that may be asserted against Tenant by (i) any broker, finder or other person with whom Landlord has or purportedly has dealt, expressly including Colliers, and (ii) and Cassidy Turley.

10. Acknowledgements. Tenant (i) acknowledges and agrees that Landlord has performed each and every obligation of Landlord to be performed under the Lease as of the date of this Amendment, and that Landlord is not in default of any such obligation, and (ii) represents and warrants to Landlord that Tenant is not in default under the Lease and that, to the best of Tenant’s knowledge, no event, condition or circumstance exists which, with the giving of notice and/or the passage of time, would constitute a default by Tenant under the Lease.

11. Limitation on Amendment. Except as expressly provided herein, nothing contained in this Amendment shall alter or affect any provision, condition or covenant contained in the Lease, or affect or impair any rights, powers or remedies thereunder, it being the intent of the parties hereto that, except as expressly modified hereby, the provisions, conditions and covenants of the Lease shall continue in full force and effect and are hereby ratified and confirmed. In the event of a conflict between the provisions of the Lease and this Amendment, the Lease shall prevail.

12. Integration. This Amendment and the Lease contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations between the parties.

13. Lease Amendment Effective Date. Submission of this Amendment for examination or signature by Tenant does not constitute a reservation of or option for the lease of the Expansion Premises or of or for an amendment to the Lease, and it is not effective as a lease of the Expansion Premises, as an amendment to the Lease, or otherwise until execution and delivery by both Landlord and Tenant.

14. Counterparts. This Amendment may be executed in counterparts, each of which shall be an original, but all of which shall constitute one instrument. The parties agree that if the signature of Landlord and/or Tenant on this Amendment is not an original, but is a digital, mechanical, or electronic reproduction (such as, but not limited to, a photocopy, e-mail, PDF, Adobe image, or jpeg), then such digital, mechanical, or electronic reproduction shall be as enforceable, valid, and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

[Signatures Begin on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease as of the day first above written.

LANDLORD:

441 LOGUE AVENUE ASSOCIATES, LLC, a Delaware limited liability company

By:	/s/ Steve Dostart
Name:	Steve Dostart
Its:	Manager

TENANT:

ELANCE, INC., a Delaware corporation

By:	/s/ Fabio Rosati
Name:	Fabio Rosati
Its:	President & CEO

By:	/s/ Michael J. Culver
Name:	Michael J. Culver
Its:	VP Finance/Legal

441 LOGUE AVENUE ASSOCIATES, LLC

145 ADDISON AVENUE

PALO ALTO, CA 94301

NOTICE TO TENANTS

February 25, 2014

Elance, Inc.

441 Logue Avenue

Mountain View, CA 94043

Attn: Michael Culver

Re:	441 Logue Avenue, Mountain View, California

Dear Tenant:

This will notify you that on February 25, 2014, the project known as 441 Logue Avenue Associates, LLC, located in Mountain View, California, in which you are a tenant, was sold by 441 Logue Avenue Associates, LLC (“Prior Landlord”), to Google, Inc. (“New Owner”). Please note that, in connection with the transaction, your lease has been assigned by the Prior Landlord to the New Owner and the letter of credit held by the Prior Landlord with respect to the lease has been transferred to, and the Prior Landlord’s obligations with respect to such letter of credit have been assumed by the New Owner as of February 25, 2014.

As of February 25, 2014, the project will be managed by:

Orchard Commercial, Inc.

Commencing immediately, please make all future rent payments and other sums due under the lease payable to GOOGLE, INC. Accordingly, all rent and other payments due under your lease should be submitted as follows:

if paying by check:

Google, Inc.

c/o Orchard Commercial, Inc.

2055 Laurelwood Road, Suite 130

Santa Clara, CA 95054

441 LOGUE AVENUE ASSOCIATES, LLC

145 ADDISON AVENUE

PALO ALTO, CA 94301

If paying by wire:

Account Name: Google Inc.

Account Number:

Wire ABA:

Swift Code (Only for International Wires):

Bank Name: Wells Fargo Bank

Reference: Tenant Name

Any written notices you desire or are required to make to the landlord under your lease should be sent to the following:

Google, Inc.

c/o Orchard Commercial, Inc.

2055 Laurelwood Road, Suite 130

Santa Clara, CA 95054

Any inquiries about the project or your lease should be made to the New Owner at this address, or by telephone to

Shannon Freitag – 408-922-0400 – Sfreitag@OrchardCommercial.com

Marissa Borgman – 408-922-0400 – Mborgman@OrchardCommercial.com

[SIGNATURE ON FOLLOWING PAGE]

441 LOGUE AVENUE ASSOCIATES, LLC

145 ADDISON AVENUE

PALO ALTO, CA 94301

Very truly yours,

PRIOR LANDLORD:

441 LOGUE AVENUE ASSOCIATES, LLC,

a Delaware limited liability company,

By:
Name:
Its: